UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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MEDICIS PHARMACEUTICAL CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 14, 2006
Dear Stockholder:
      You are invited to attend the Annual Meeting of Stockholders of Medicis Pharmaceutical Corporation to be held on May 23, 2006, at 9:30 A.M. local time, at the Scottsdale Resort & Conference Center, 7700 East McCormick Parkway, Scottsdale, Arizona.
      At this year’s Annual Meeting you will be asked to: (i) elect two directors to serve for a three year term; (ii) approve the Medicis 2006 Incentive Award Plan; (iii) ratify the selection of the Company’s independent registered public accountants; and (iv) transact such other business as may properly come before the Annual Meeting. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.
      Your Board of Directors unanimously believes that election of its nominees for directors, the approval of the Medicis 2006 Incentive Award Plan and ratification of the Audit Committee’s selection of independent registered public accountants are in the best interests of Medicis and its stockholders, and, accordingly, recommends a vote “FOR” election of the two nominees for directors, “FOR” the approval of the Medicis 2006 Incentive Award Plan and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accountants.
      In addition to the business to be transacted as described above, management will speak on the Company’s developments of the past year and respond to comments and questions of general interest to stockholders.
      It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Voting on the Internet or by telephone may not be available to all stockholders. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Mark A. Prygocki
Executive Vice President,
Chief Financial Officer,
Corporate Secretary and Treasurer

i

MEDICIS PHARMACEUTICAL CORPORATION
8125 North Hayden Road
Scottsdale, Arizona 85258
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 23, 2006
To the Stockholders of Medicis Pharmaceutical Corporation:
       We will hold an annual meeting of stockholders of Medicis at the Scottsdale Resort & Conference Center, 7700 East McCormick Parkway, Scottsdale, Arizona, on May 23, 2006, at 9:30 A.M. local time, for the following purposes:

1. To elect Arthur G. Altschul, Jr. and Philip S. Schein, M.D. to a three-year term expiring at the 2009 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

2. To approve the Medicis 2006 Incentive Award Plan (the “2006 Plan”), which will replace all prior equity plans. The number of shares that may be issued under the 2006 Plan is originally equal to the number of shares available for issuance under Medicis’ active, existing prior equity plans at the time the 2006 Plan becomes effective. To the extent of any cancellation, termination, expiration or forfeiture of any currently outstanding award under any such prior plan, the number of shares that may be issued under the 2006 Plan will automatically be increased by one share for each share subject to such award, subject to certain limitations.

3. To ratify the selection of Ernst & Young LLP as independent auditors of Medicis for the fiscal year ending December 31, 2006.

4. To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.
      These items of business are described in the attached joint proxy statement/ prospectus. Only Medicis stockholders of record at the close of business on March 30, 2006, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.
      A list of stockholders eligible to vote at the Medicis annual meeting will be available for inspection at the annual meeting, and at the executive offices of Medicis during regular business hours for a period of no less than ten days prior to the annual meeting.
      Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by completing and mailing the enclosed proxy card, or you may grant your proxy electronically via the Internet or by telephone. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should check the voting form used by that firm to determine whether you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing the enclosed proxy card will ensure your shares are represented at the annual meeting. Please review the instructions in this joint proxy statement/ prospectus and the enclosed proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these options.

By Order of the Board of Directors,

Mark A. Prygocki
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of Medicis Pharmaceutical Corporation

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
General
      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company” or “Medicis”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 23, 2006, at 9:30 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 14, 2006 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the Scottsdale Resort & Conference Center, 7700 East McCormick Parkway, Scottsdale, Arizona.
Who Can Vote
      You are entitled to vote if you were a stockholder of record of Medicis Class A common stock, $.014 par value (the “Common Stock”) as of the close of business on March 30, 2006. You are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
Voting of Shares
      You may vote by attending the Annual Meeting and voting in person. You also may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting on the Internet or by telephone may not be available to all stockholders. The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on May 16, 2006. Stockholders who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.
Voting by Proxy
      The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of Medicis Common Stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, preaddressed, postage paid envelope or otherwise mailing it to Medicis, or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If you hold your shares of Medicis Common Stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instructions from your broker, bank or nominee that accompany this joint proxy statement/ prospectus.
      Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card or voting instruction care whether or not you plan to attend the Medicis Annual Meeting in person. You should vote your proxy even if you plan to attend the Medicis Annual Meeting. Voting instructions are included on your proxy card. If you properly give your proxy and submit it to Medicis in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

      All properly signed proxies that are received prior to the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “FOR” the election of each of the two nominees for director, “FOR” approval of the Medicis 2006 Incentive Award Plan and “FOR” ratification of the selection of the independent auditors.
Revocation of Proxy
      If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Medicis annual meeting by taking any of the following actions:

•	delivering to the corporate secretary of Medicis a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date;

•	submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the Medicis Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.
      If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.
      Written notices of revocation and other communications with respect to the revocation of Medicis proxies should be addressed to:
     Medicis Pharmaceutical Corporation
     8125 North Hayden Road
     Scottsdale, Arizona 85258
     Attn: Corporate Secretary
Voting in Person
      If you plan to attend the Medicis Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Medicis Annual Meeting, you must bring to the annual meeting a proxy from the record holder of the shares authorizing you to vote at the Medicis annual meeting.
Quorum and Votes Required
      At the close of business on March 30, 2006, 54,370,372 shares of Common Stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.
      A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. Brokers or other nominees who hold shares of Medicis common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters which the NYSE determines to be “non-routine,” such as approval of the Medicis Pharmaceutical Corporation Equity and Incentive Award Plan, without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your Medicis common stock in “street name,” your broker will vote your shares on this proposal only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this joint proxy statement/ prospectus.
      For Proposal 1, directors will be elected by a plurality of the votes cast. As a result, abstentions will not be counted in determining which nominees received the largest number of votes cast. Broker non-votes are generally not expected to result from the vote on directors. Any broker-non-votes that may result will not affect the outcome of the election of directors.
      For Proposal 2, under NYSE rules, the adoption of the Medicis 2006 Incentive Award Plan requires an affirmative vote of the holders of a majority of shares of common stock cast on such proposal, in person or by proxy, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our common stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of NYSE Votes Cast.
      For Proposal 3, the affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the ratification of the selection of Ernst & Young as our independent auditors. Abstentions will have the same effect as voting against this proposal. Broker non-votes are generally not expected to result from the vote on Proposal 3. Any broker-non-votes that may result will not affect the outcome of this proposal.
Solicitation of Proxies
      The Medicis board of directors is soliciting proxies for the Medicis Annual Meeting from Medicis stockholders. Medicis will bear the entire cost of soliciting proxies from Medicis stockholders. In addition to the solicitation of proxies by mail, Medicis will request that brokers, banks and other nominees send proxies and proxy materials to the beneficial owners of Medicis common stock held by them and secure their voting instructions. Medicis will reimburse those record holders for their reasonable expenses. Medicis has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,500 in the aggregate. Medicis also may use several of its regular employees, who will not be specially compensated, to solicit proxies from Medicis stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.
Assistance
      If you need assistance in completing your proxy card or have questions regarding the Medicis Annual Meeting, please contact Medicis Investor Relations at (602) 808-3854 or investor.relations@medicis.com or write to Investor Relations, Medicis Pharmaceutical Corporation, 8125 North Hayden Road, Scottsdale, Arizona 85258, Attn: Investor Relations.

CHANGE IN FISCAL YEAR
      On December 12, 2005, our Board of Directors resolved to change our fiscal year end from June 30 to December 31, effective December 31, 2005. Our just-ended fiscal period consists of the six-month transition period (the “Transition Period”) from July 1, 2005 to December 31, 2005. Prior to the Transition Period, our fiscal years were from July 1 to June 30th, we refer to such prior periods as fiscal year 2005, 2004 and 2003. Our current fiscal year commenced on January 1, 2006 and will end on December 31, 2006.
ITEM 1
ELECTION OF DIRECTORS
Board Structure
      Our Amended and Restated Bylaws provide for a range of directors from three to twelve, with the exact number set by the Board. The Board has set the current authorized directors at eight members. The directors are divided into three classes, that each serve for a term of three years. At each annual meeting, the term of one class expires. The class of directors with a term expiring at this annual meeting consists of two directors.
Board Nominees
      Based upon the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated Arthur G. Altschul, Jr. and Phillip S. Schein, M.D. for re-election as directors to the Board. If elected, each director nominee would serve a three-year term expiring at the close of our 2009 Annual Meeting, or until their successors are duly elected. Mr. Altschul and Dr. Schein are currently directors of Medicis. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”
      Set forth below is information regarding each nominee and each person whose term of office as a director will continue after the Annual Meeting as of the record date. Also set forth below is information regarding executive officers as of the record date. There are no family relationships among any directors of the Company.

			Director	Term
Name	Age	Position	Since	Expires

Jonah Shacknai(1)	49	Chairman, Chief Executive Officer, Director	1988	2007
Arthur G. Altschul, Jr.(2)(3)(4)	41	Director	1992	2006
Spencer Davidson(1)(3)(4)	63	Director	1999	2008
Stuart Diamond(2)	45	Director	2002	2008
Peter S. Knight, Esq.	55	Director	1997	2008
Michael A. Pietrangelo(1)(3)	63	Director	1990	2007
Philip S. Schein, M.D.(2)(4)	66	Director	1990	2006
Lottie H. Shackelford(4)	64	Director	1993	2007
Richard J. Havens	56	Executive Vice President, Sales and Marketing	N/A	N/A
Mark A. Prygocki	39	Executive Vice President, Chief Financial Officer	N/A	N/A
Mitchell S. Wortzman, Ph.D.	55	Executive Vice President and Chief Scientific Officer	N/A	N/A

(1)	Current member of the Executive Committee of the Board

(2)	Current member of the Audit Committee of the Board

(3)	Current member of the Stock Option and Compensation Committee of the Board

(4)	Current member of the Nominating and Governance Committee of the Board

Director Biographical Information
      The following biographical information is furnished with regard to the directors (including nominees) of Medicis as of March 30, 2006.

Nominees for Election for a Three-Year Term Expiring at the 2009 Annual Meeting of Stockholders
      Arthur G. Altschul, Jr., age 41, has been a director since December 1992. He has worked in money management, investment banking and as a member of senior management of a publicly-traded health care concern. Mr. Altschul is a founder and a Managing Member of Diaz & Altschul Capital Management, LLC, a private investment advisory firm, a position he has held since 1996. From 1992 to 1996, Mr. Altschul worked at SUGEN, Inc., a biopharmaceutical firm. Prior to 1992, Mr. Altschul worked in the Equity and Fixed Income Trading departments at Goldman, Sachs & Co., was a founding limited partner of The Maximus Fund, LP, and worked in the Equity Research department at Morgan Stanley & Company. Mr. Altschul serves on the Board of Directors of General American Investors, Inc., a New York Stock Exchange-traded closed-end investment company; Delta Opportunity Fund, Ltd., an investment fund which invests primarily in the healthcare industry; Medrium, Inc., a provider of automated medical billing solutions; and other private ventures. He also serves as a director of The Overbrook Foundation, a trustee of The Neurosciences Research Foundation, Inc. and as a trustee of the National Public Radio Foundation. Mr. Altschul holds a B.S. from Columbia University in Computer Science.
      Philip S. Schein, M.D., age 66, has been a director since October 1990. Since 2002, Dr. Schein has served as Visiting Professor in Cancer Pharmacology, Oxford University; and since 1999, as President of The Schein Group, a consulting service to the pharmaceutical industry. Dr. Schein was the Founder, Chairman and Chief Executive Officer of U.S. Bioscience, Inc., a publicly-held pharmaceutical company involved in the development and marketing of chemotherapeutic agents, from 1987 to 1998. His prior appointments included Scientific Director of the Vincent T. Lombardi Cancer Research Center at Georgetown University; Vice President for Worldwide Clinical Research and Development, SmithKline and French Labs; and Senior Investigator and Head of the Clinical Pharmacology Section at the National Cancer Institute. He has served as President of the American Society of Clinical Oncology and has chaired the Food and Drug Administration Oncology Drugs Advisory Committee. Dr. Schein was appointed to the National Cancer Advisory Board by President Clinton. Dr. Schein currently serves on the board of directors of Oncomethylome Sciences, a private specialty diagnostic company focused on the development and marketing of cancer diagnostics.
Board Recommendation
      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTOR NOMINEES

Directors Continuing in Office Until the 2007 Annual Meeting of Stockholders
      Jonah Shacknai, age 49, founder, has been Chairman and Chief Executive Officer of Medicis Pharmaceutical Corporation since 1988. From 1977 until late 1982, Mr. Shacknai served as chief aide to the House of Representatives’ committee with responsibility for health policy, and in other senior legislative positions. During his service with the House of Representatives, Mr. Shacknai drafted significant legislation affecting health care, environmental protection, science policy, and consumer protection. He was also a member of the Commission on the Federal Drug Approval Process, and the National Council on Drugs. From 1982 to 1988, as senior partner in the law firm of Royer, Shacknai, and Mehle, Mr. Shacknai represented over 30 multinational pharmaceutical and medical device concerns, as well as four major industry trade associations. Mr. Shacknai also served in an executive capacity with Key Pharmaceuticals, Inc., prior to its acquisition by Schering-Plough Corporation. Mr. Shacknai is currently president and director of the Whispering Hope Ranch Foundation, a ranch centered around special needs children, and is an honorary director of Delta Society, a public service organization promoting animal-human bonds. He is also a director of the Southwest Autism Research & Resource Center and a member of the Board of Trustees of the National Public Radio Foundation. In November 1999, Mr. Shacknai was selected to serve a three-year term on the Listed Company Advisory Committee to the New York Stock Exchange (LCAC). The LCAC was created in 1976 by the New York Stock Exchange board to address issues that are of critical importance to the Exchange and the corporate community. In May 2002, Mr. Shacknai was honored with a Doctorate of Humane Letters by the NYCPM (affiliate of Columbia University College of Physicians & Surgeons), and in the Fall of 2001, he received the national award from the Freedoms Foundation at Valley Forge®. In January 2000, Mr. Shacknai was selected as Entrepreneurial Fellow at the Karl Eller Center of the University of Arizona. In 1997, he received the Arizona Entrepreneur of the Year award, and was one of three finalists for U.S. Entrepreneur of the Year. Mr. Shacknai has served as a member of the National Arthritis and Musculoskeletal and Skin Diseases Advisory Council of the National Institutes of Health, and on the U.S.-Israel Science and Technology Commission, both federal cabinet-appointed positions. Mr. Shacknai obtained a B.S. degree from Colgate University and a J.D. from Georgetown University Law Center.
      Lottie H. Shackelford, age 64, has been a director since July 1993. Ms. Shackelford has been Executive Vice President of Global USA, Inc., a government relations firm, since April 1994, and has been Vice Chair of the Democratic National Committee since February 1989. Ms. Shackelford was Executive Vice President of U.S. Strategies, Inc., a government relations firm, from April 1993 to April 1994. She was also Co-Director of Intergovernmental Affairs for the Clinton/ Gore presidential transition team between November 1992 and March 1993; Deputy Campaign Manager of Clinton for President from February 1992 to November 1992; and Executive Director, Arkansas Regional Minority Purchasing Council, from February 1982 to January 1992. In addition, Ms. Shackelford has served in various local government positions, including Mayor of Little Rock, Arkansas. She also is a former director of Philander Smith College, the Chapman Funds in Baltimore, Maryland, and the Overseas Private Investment Corporation.
      Michael A. Pietrangelo, age 63, has been a director since October 1990. Since 1998, Mr. Pietrangelo has practiced law at Pietrangelo Cook PLC, based in Memphis, Tennessee. From November 1997 until September 30, 2005, Mr. Pietrangelo also served as a consultant to Medicis in areas relating to the pharmaceutical industry. Admitted to the bar in New York, Tennessee and the District of Columbia, he was an attorney with the Federal Trade Commission from 1967 to 1968, and later for Pfizer, Inc., from 1968 to 1972. Mr. Pietrangelo then joined Schering-Plough Corporation in Memphis, Tennessee in 1972, first as Legal Director and as Associate General Counsel. During that time, he was also appointed Visiting Professor of Law by the University of Tennessee and University of Mississippi School of Pharmacy. In 1980, Mr. Pietrangelo left corporate law and focused on consumer products management, serving in a variety of executive positions at Schering-Plough Corporation prior to being named President of the Personal Care Products Group in 1985. In 1989, he was asked to join Western Publishing Group as President and Chief Operating Officer. From 1990 to 1994, Mr. Pietrangelo was the President and Chief Executive Officer of CLEO, Inc., a Memphis-based subsidiary of Gibson Greetings, Inc., a manufacturer of specialized paper products. From 1994 until 1998, he served as President of Johnson Products Company, a subsidiary of IVAX Corporation. Mr. Pietrangelo also serves on the board of directors of R.A.B. Holdings, Inc., a private manufacturer and distributor of food products and of the American Parkinson Disease Association, a not-for-profit organization.

Directors Continuing in Office Until the 2008 Annual Meeting of Stockholders
      Spencer Davidson, age 63, has been a director since January 1999. Since 1994, Mr. Davidson has served as President, Chief Executive Officer and a director of General American Investors Company, Inc., a closed-end investment company listed on the New York Stock Exchange (NYSE:GAM). His background also includes a distinguished career on Wall Street with positions held at Brown Brothers Harriman; Beck, Mack & Oliver, investment counselors, where he served as General Partner; and Odyssey Partners, a private investment firm, where he served as Fund Manager. Additionally, Mr. Davidson currently serves as the General Partner of The Hudson Partnership, a private investment partnership, and serves as Trustee for both the Innisfree Foundation, Inc. of Millbrook, New York, and the Neurosciences Research Foundation, Inc. of San Diego, California. A graduate of City College and Columbia University, Mr. Davidson holds an M.B.A., a C.F.A. and a C.I.C.

      Stuart Diamond, age 45, has been a director since November 2002. He has served as Chief Financial Officer of National Medical Health Card Systems Inc., a publicly-traded provider of pharmacy benefits management services, since January 2006. He served as worldwide Chief Financial Officer for Ogilvy Healthworld (formerly Healthworld Corporation), a division of Ogilvy & Mather, a division of WPP Group Plc, a London Stock Exchange-listed company, from January 2005 until January 2006, and he served as Chief Financial Officer of Healthworld Communications Group, a division of WPP Group Plc, a London Stock Exchange-listed company, from August 2003 until January 2005. He served as Chief Financial Officer of the Americas Region of the Bates Group and of Healthworld Corporation, divisions of Cordiant Communications, a London Stock Exchange-listed company, from October 2002 to August 2003. He served as Chief Financial Officer of Healthworld Corporation, a division of Cordiant Communications Group plc from March 2000 to October 2002. He served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Healthworld Corporation, a publicly-owned pharmaceutical advertising agency, from August 1997 to March 2000. Mr. Diamond was the Vice President-Controller of the Licensing Division of Calvin Klein, Inc., an apparel company, from April 1996 to August 1997. Mr. Diamond served as Chief Financial Officer of Medicis from 1990 until 1995.
      Peter S. Knight, Esq., age 55, has been a director since June 1997. Since August 2004, Mr. Knight has served as President of Generation Investment Management, US, a London-based investment firm focusing on global equities and sustainability. From September 2001 to December 2003, Mr. Knight was a Managing Director of MetWest Financial, a Los Angeles-based financial services company. From 1999 until 2001, Mr. Knight served as President of Sage Venture Partners, overseeing technology and bio-technology investments. Mr. Knight started his career with the Antitrust Division of the Department of Justice. From 1977 to 1989, Mr. Knight served as Chief of Staff to Al Gore when Mr. Gore was a member of the U.S. House of Representatives and later the U.S. Senate. Mr. Knight served as the General Counsel of Medicis from 1989 to 1991, and then established his law practice representing numerous Fortune 500 companies as named partner in Wunder, Knight, a Washington, D.C. law firm. Mr. Knight has held senior positions on the last four presidential campaigns, including serving as the campaign manager for the successful 1996 re-election of President Clinton. Mr. Knight currently serves as a director of EntreMed, a NASDAQ listed clinical stage pharmaceutical company, and PAR Pharmaceutical Companies, Inc., an NYSE listed developer, manufacturer and distributor of generic pharmaceuticals. He is also a director of Schroders’ mutual fund and hedge fund family, and a member of the Cornell University Council. He holds a B.A. degree from Cornell University and a J.D. degree from Georgetown University Law Center.
Executive Officers of the Company
      The following biographical information is furnished with regard to the executive officers of Medicis as of March 30, 2006.
      Jonah Shacknai, see above — “Directors Continuing in Office Until the 2007 Annual Meeting of Stockholders.”
      Richard J. Havens, age 56, has served as Executive Vice President, Sales & Marketing since January 2001, and as Senior Vice President, Sales and Marketing for the Company from January 1999 to 2001. From 1982 to 1998, he was a senior marketing executive for Aventis (formerly Rhone-Poulenc Rorer Company), most recently in its dermatological division, Dermik Laboratories. Mr. Havens also held various sales positions with Warner-Lambert Company from 1974 to 1981. He is a member of the Dermatology Foundation Leaders Society, an affiliate member. of the North American Clinical Dermatologic Society Inc., an adjunct member of the American Academy of Dermatology Association and a member of the American Society for Dermatologic Surgery Industry Advisory Council.
      Mark A. Prygocki, age 39, has served as Chief Financial Officer, Corporate Secretary and Treasurer since May 1995. In January 2001, Mr. Prygocki was also appointed as Executive Vice President. From October 1991 to May 1995, he served as Controller for Medicis. Prior to his employment at Medicis, Mr. Prygocki was employed by Citigroup, an investment banking firm, and spent several years in the audit department of Ernst & Young LLP. Mr. Prygocki is a member of the Financial Executive Institute and is certified by the

Arizona State Board of Accountancy and the New York Society of CPAs. Mr. Prygocki serves on the Boards of Whispering Hope Ranch Foundation and Visions of Hope, Inc., non-profit organizations that conduct programs for children with special medical needs.
      Mitchell S. Wortzman, Ph.D., age 55, has served as Executive Vice President and Chief Scientific Officer since July 2003, and as Executive Vice President, Research & Development from January 2001 to July 2003. Dr. Wortzman served as Senior Vice President, Research and Development for Medicis from August 1997 to 2001. From 1980 to 1997, Dr. Wortzman was employed at Neutrogena Corporation, most recently serving as President of the Dermatologics Division since 1989.
Governance of Medicis
Composition of the Board of Directors
      The Board of Directors has adopted Corporate Governance Guidelines to set forth its agreements concerning overall governance practices. These Guidelines can be found in the corporate governance section of our website at www.medicis.com. In accordance with the Guidelines, a member of the Medicis Board of Directors may serve as a director of another company only to the extent such position does not conflict or interfere with such person’s service as a Medicis director. A director may not serve as a director of another company without consent of the Medicis Board of Directors. No director may serve as a director of more than three publicly-held companies. No director after having attained the age of 70 years shall be nominated for re-election or reappointment to the Medicis Board of directors.
      The Board believes the positions of Chief Executive Officer and Chairman of the Board may be combined, where appropriate, to provide unified leadership and direction. The Board reserves the right to adopt a different policy should circumstances change. The Chief Executive Officer/ Chairman works closely with the entire Board and has regular substantive communications with the chairman of the Nominating and Governance Committee (Spencer Davidson), who is Medicis’ Lead Independent Director.
Board Independence
      The Board has determined that all nominees for election to the Board at the annual meeting and all continuing directors, other than Mr. Shacknai, are independent under the listing standards of the NYSE. In making this determination, the Board considered all relationships between the Company and the director and the director’s family members, including the former consulting relationship between the Company and Mr. Michael A. Pietrangelo. See “Compensation of Directors” below. The Board concluded that this relationship with was not material and that Mr. Pietrangelo is independent. In making this determination, the Board considered Mr. Pietrangelo’s other commitments, affiliations and business activities, and the fact that (i) Mr. Pietrangelo provided limited services that did not involve any decision making and were primarily informative in nature, (ii) Mr. Pietrangelo received consulting fees of less than $40,000 per year and benefits with an incremental cost of approximately $12,000 per year; and (iii) the consulting relationship was terminated effective as of September 30, 2005.
Board Meetings and Committees
      The Board maintains a standing Audit Committee, Nominating and Governance Committee, Stock Option and Compensation Committee. To view a charter of each of these committees please visit the Company’s website at www.medicis.com.
      The Board of Directors held twelve meetings during the fiscal year 2005 and eight meetings during the Transition Period. During fiscal year 2005 and the Transition Period all directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the director was a member. The Chairman of the Board or his designee, taking into account suggestions from other Board members, establishes the agenda for each Board meeting and distributes it in advance to the Board. Each Board member is free to suggest the inclusion of items on the agenda. The Board of Directors regularly meets in executive session without management present. The chairman of the Nominating Committee (Spencer Davidson) presides over these meetings as Medicis’ Lead Independent Director. The Board of Directors has a policy that all directors attend the Annual Meeting of stockholders, absent unusual circumstances. All of the directors attended the 2005 Annual Meeting telephonically.

Audit Committee
      Medicis has a standing Audit Committee. The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accountants, the independent internal auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K and earnings press releases. The Audit Committee carries out its responsibilities in accordance with the terms of its charter.
      In fiscal year 2005 and the Transition Period, the Audit Committee was composed of Mr. Stuart Diamond (Chairman), Dr. Philip S. Schein, Mr. Michael A. Pietrangelo (through October 6, 2005) and Arthur G. Altschul, Jr. (commencing October 9, 2005). On October 20, 2005, the Company notified the NYSE that for the period from November 17, 2004 through October 6, 2005 the Audit Committee did not satisfy the requirements of Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual (the “Manual”). These Sections of the Manual, which the Company became subject to effective November 17, 2004, require that the Company’s Audit Committee have three members that satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Among other things, Rule 10A-3 requires that no member of the Audit Committee receive any consulting, advisory or other compensatory fees from the Company. Because of a consulting arrangement (described in “Director Compensation” below), which was terminated effective September 30, 2005, between the Company and Michael A. Pietrangelo, a member of the Company’s Audit Committee from December 2, 2003 through October 6, 2005, the Company’s Audit Committee was not in compliance with Sections 303A.06 and 303A.07 of the Manual from November 17, 2004 through October 6, 2005. In order to correct such noncompliance, effective October 6, 2005, Mr. Pietrangelo resigned from the Company’s Audit Committee. On October 9, 2005, the Company’s Board of Directors appointed Arthur G. Altschul, Jr. as a member of the Audit Committee of the Company’s Board of Directors. As a result of Mr. Altschul’s appointment, the Company’s Audit Committee is now fully compliant with all of the NYSE listing standards.
      The Board of Directors has determined that all current audit committee members are financially literate under the current listing standards of the NYSE and are independent under the requirements of Rule 10A-3. The Board also determined that Mr. Diamond qualifies as an “audit committee financial expert” as defined by the Securities Exchange Commission (the “SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002 and is independent as required by SEC regulations. During fiscal year 2005 and the Transition Period, the Audit Committee met six and six times, respectively.

Nominating and Governance Committee
      Medicis has a standing Nominating and Governance Committee (the “Nominating Committee”). Spencer Davidson (Chairman), Arthur G. Altschul, Jr., Lottie H. Shackelford and Philip S. Schein (Alternate) were the members of the Nominating Committee during fiscal year 2005 and the Transition Period. The Nominating Committee met one time in fiscal 2005 and one time during the Transition Period. The Board has determined that each of the members of the Nominating Committee qualifies as an independent director under the NYSE standards. The purpose of the Nominating Committee is to make recommendations concerning the size and composition of the Medicis Board of Directors and its committees, evaluate and recommend candidates for election as directors, develop, implement and review Medicis’ corporate governance policies, and evaluate the effectiveness of the Medicis Board of Directors. The Nominating Committee works with the Board as a whole on an annual basis to determine the appropriate skills and characteristics required of board members in the context of the current make-up of the board and its committees.

      The entire Medicis Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the stockholders. The Nominating Committee is responsible for identifying, screening and recommending candidates to the entire Board for prospective board membership. In evaluating the suitability of individuals, the Nominating Committee considers many factors, including issues of experience, wisdom, integrity, skills such as understanding of finance and marketing, educational and professional background and willingness to devote adequate time to Board duties. When formulating its Board membership recommendations, the Nominating Committee also considers any advice and recommendations offered by the Chief Executive Officer or Medicis stockholders. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
      The Nominating Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to Medicis under the procedures discussed in “Additional Matters — Stockholder Proposals and Nominations,” and should include the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the recommending stockholder’s name, address, the number of shares beneficially owned and the time period those shares have been held.

Stock Option and Compensation Committee
      Medicis has a standing Stock Option and Compensation Committee (the “Compensation Committee”). Spencer Davidson (Chairman), Peter S. Knight and Michael A. Pietrangelo were the members of the Compensation Committee in fiscal 2005 and the Transition Period. Effective as of March 13, 2006, Peter S. Knight resigned from the Compensation Committee and Arthur G. Altschul, Jr. was appointed to the Compensation Committee. The Compensation Committee met two times in fiscal 2005 and two times in the Transition Period. The Compensation Committee reviews and establishes the compensation of Medicis senior executives, including the Chief Executive Officer, on an annual basis, has direct access to third party compensation consultants, and administers Medicis’ stock option plans, including the review and grant of stock options to all eligible employees under Medicis’ stock option plans. The Compensation Committee has delegated to a sub-committee, comprised of Jonah Shacknai and Mark Prygocki, the authority to grant a limited number of awards to consultants and employees who are not executive officers of Medicis.

Executive Committee
      Medicis has a standing Executive Committee. Michael A. Pietrangelo (Chairman), Jonah Shacknai and Spencer Davidson were the members of the Executive Committee during fiscal 2005 and the Transition Period. The Executive Committee consults informally on business issues periodically throughout the year. The Executive Committee is authorized to exercise the rights, powers and authority of the Medicis board of directors between board meetings.
Compensation of Directors
      The Compensation Committee sets the compensation of all directors in accordance with the Compensation Committee Charter. The Company believes that compensation for non-employee directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of director compensation in Company stock, deferred compensation stock equivalents or options to purchase the Company’s stock.
      The Company’s executive officers do not receive additional compensation for their service as directors. Prior to September 30, 2005, non-employee directors were paid $1,000 plus reasonable expenses for each

Board and committee meeting attended, excluding telephonic meetings. They also participated in our stock option plans, under which they received an automatic annual stock option grant of 21,000 shares of Class A common stock, the last grant being made on September 30, 2004.
      Effective September 30, 2005, the Board of Directors of the Company adopted a new compensation arrangement applicable to non-employee directors of the Company, which replaced the compensation arrangement discussed above. The new compensation arrangement is as follows:

•	Each non-employee director shall receive an annual retainer fee of $25,000;

•	Each non-employee director shall receive an annual stock option grant to purchase 15,000 shares of the Company’s Class A common stock;

•	The Chairperson of the Audit Committee of the Board shall receive an additional annual retainer fee of $15,000;

•	The Chairperson of any other committee of the Board shall receive an additional annual retainer fee of $5,000; and

•	Each member of the Audit Committee (excluding the Chairperson) shall receive an additional annual retainer fee of $5,000.
      The compensation arrangement was adopted following the recommendation of the Compensation Committee of the Board of Directors and was in accordance with guidelines established by an independent consulting firm. In connection with the foregoing, on September 30, 2005, the Company’s Board adopted an amendment to the 1998 Plan to reduce the number of options to purchase shares of the Company’s Class A common stock automatically granted to non-employee directors on September 30 of each year from 21,000 shares to 15,000 shares. Pursuant to the new compensation arrangement, on September 30, 2005, each non-employee director was granted options to purchase 15,000 shares of the Company’s Common Stock at an exercise price per share of $32.56, representing the fair market value on the date of grant. The options granted to the non-employee directors vest in full on the first anniversary of the date of grant, and have a ten year term, subject to earlier termination in the event of a termination of service on the Board. If the stockholders approve the Medicis 2006 Incentive Award Plan at this annual meeting, then the annual option grants to the non-employee directors will be made pursuant to such new plan. In light of the Company adopting a new fiscal year end of December 31, the automatic option grants to non-employee directors will be made, for fiscal 2006, on September 29, 2006 covering one-half of the annual automatic grant (or 7,500 options), and for every succeeding fiscal year, on the date of the annual meeting of stockholders covering 15,000 options. In addition, the Board may substitute for all or part of the option grant shares of restricted stock or restricted stock units , in an amount that does not exceed the amount determined by awarding one share of restricted stock or one restricted stock unit for each 2 automatic option shares being replaced. Any such restricted stock awards or restricted stock unit awards will vest on the same terms as the options. See “Proposal 2 — APPROVAL OF THE MEDICIS 2006 INCENTIVE AWARD PLAN.”
      On October 19, 2005, the Company and Michael A. Pietrangelo, a director of the Company, entered into a Termination Agreement terminating (without further consideration) a consulting agreement dated November 5, 1997 between the Company and Mr. Pietrangelo (the “Consulting Agreement”) effective September 30, 2005. The Consulting Agreement provided that Mr. Pietrangelo would assist and consult with the Company in areas relating to the pharmaceutical industries, and be available for consultation for a minimum of four hours per month, for a monthly consulting fee of $3,333. During the period of his consulting arrangement, Mr. Pietrangelo also received health and life insurance benefits from the Company, at an incremental cost to the Company of approximately $1,000 per month. The consulting arrangement and these benefits were terminated effective September 30, 2005.

ITEM 2
APPROVAL OF THE MEDICIS
2006 INCENTIVE AWARD PLAN
      Our stockholders are being asked to approve the Medicis 2006 Incentive Award Plan (the “2006 Plan”). On April 5, 2006, our Board approved and adopted the 2006 Plan, subject to approval by our stockholders. In approving the 2006 Plan, the stockholders are not being asked to increase the number of shares that may be issued as equity awards by Medicis. The number of shares that may be issued under the 2006 Plan will be equal to the number of shares available for issuance under all active, existing prior equity plans of Medicis (the “Prior Plans”) as of the date of this annual meeting, plus an additional number of shares resulting from the cancellation or termination of outstanding awards under the Prior Plans. Effective as of the stockholder approval of the 2006 Plan, all Prior Plans shall be terminated as to future awards. Thus, all future awards will be made under the 2006 Plan.
      On March 30, 2006, there were 862,501 shares remaining available for grant under the Prior Plans and 14,625,048 shares subject to outstanding awards granted under the Prior Plans. As a result, as of the date of the annual meeting, there will be approximately 862,501 shares available for issuance under the 2006 Plan (subject to any grants or cancellations under the Prior Plans between March 30, 2006 and the date of the annual meeting). As and to the extent any of the outstanding options or other awards that were granted under the Prior Plans are cancelled or expire after the annual meeting date, such shares will become available for issuance under the 2006 Plan, subject to an aggregate limit of 5,000,000 shares that may be issued under the 2006 Plan If the stockholders do not approve the 2006 Plan, the 2006 Plan will not become effective and no awards will be made under the 2006 Plan and the Prior Plans will remain in effect and the Company may grant additional awards under the Prior Plans.
      The principal features of the 2006 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2006 Plan itself which is attached to this proxy statement as Appendix A. We encourage you to read the 2006 Plan carefully.
Purpose of the 2006 Plan
      The purpose of the 2006 Plan is to consolidate the Prior Plans into one incentive plan without increasing the underlying equity and to provide additional incentive for directors, key employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company’s Common Stock, or other rights which recognize such growth, development and financial success. Our Board also believes that the 2006 Plan will enable us to obtain and retain the services of directors, key employees and consultants that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success. The 2006 Plan is also designed to permit us to make cash and equity based awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
      Upon stockholder approval of the 2006 Plan, all of the Prior Plans will be terminated as to future awards, enabling us to use one plan for all future awards, which plan we believe is best designed to provide the proper incentives for our employees, consultants and non-employee directors, will ensure our ability to make performance-based awards, and which meets the requirements of applicable law.
      The 2006 Plan will become effective immediately upon stockholder approval at the Annual Meeting. All outstanding awards under the Prior Plans will continue to be governed by the Prior Plans, however all Prior Plans will be terminated as to future grants, effective as of the stockholder approval of this Item 2.
Securities Subject to the 2006 Plan
      The maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2006 Plan is originally equal to the number of shares of Common Stock which as of the date of this annual meeting (the “Effective Date”) are available for future awards under the Prior Plans. As of

March 30, 2006, 862,501 shares remained available for future awards under the Prior Plans. The Prior Plans are: the Medicis Pharmaceutical Corporation 1996 Stock Option Plan, the Medicis Pharmaceutical Corporation 1998 Stock Option Plan, the Medicis Pharmaceutical Corporation 2002 Stock Option Plan and the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan.
      The number of shares of Common Stock available for issuance under the 2006 Plan will be reduced by two shares for each one share of Common Stock delivered in settlement of any “full-value award,” which is any award other than a stock option, stock appreciation right or other award for which the holder pays the intrinsic value.
      In the event of any cancellation, termination, expiration or forfeiture of any award under any Prior Plan during the term of the 2006 Plan (including any shares of Common Stock that are surrendered by the holder or repurchased by the Company pursuant to the terms of the applicable award agreement at a price not greater than the original purchase price paid by the holder), the number of shares of Common Stock which may be issued or transferred pursuant to awards under the 2006 Plan will automatically be increased by one share for each share subject to such award at the time of cancellation, termination, expiration, forfeiture or repurchase, subject to an aggregate limit of 5,000,000 shares issuable under the 2006 Plan.
      Similar replenishment provisions exist in the 2006 plan, such that to the extent that an award granted under the 2006 Plan terminates, expires or lapses for any reason, any shares subject to the award at such time will be available for future grants under the 2006 Plan. If any shares of restricted stock are surrendered by a participant or repurchased by the Company pursuant to the terms of the 2006 Plan, such shares also will be available for future grants under the 2006 Plan. The add back of shares due to the replenishment provisions of the 2006 Plan will be on a one share added back for each one stock option, stock appreciation right and other award for which the holder pays the intrinsic value that was granted under the 2006 Plan is subsequently terminated, expired, cancelled, forfeited or repurchased. For every other award granted under the 2006 Plan, that is for every full-value award granted under the 2006 Plan, that is expired, cancelled, forfeited or repurchased two shares will be made available for issuance under the 2006 Plan. In no event, however, will any shares of Common Stock again be available for future grants under the Plan if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.
      To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2006 Plan.
      The shares of Common Stock covered by the 2006 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the 2006 Plan, the fair market value of a share of Common Stock as of any given date will be the closing sales price for a share of Common Stock on such date or, if there is no closing sales price for the Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported on the New York Stock Exchange (the “NYSE”). The closing sales price for a share of Common Stock on March 30, 2006 was $32.75, as reported by the NYSE.
Eligibility
      Our employees, consultants and non-employee directors are eligible to receive awards under the 2006 Plan. As of March 30, 2006, we had approximately 357 employees and consultants, and we currently have eight directors, seven of whom are non-employee directors. The administrator determines which of our employees, consultants and directors will be granted awards. No employee, non-employee director or consultant is entitled to participate in the 2006 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or Board service. Except for awards granted to non-employee directors pursuant to the automatic grant provisions of the 2006 Plan, only those employees, non-employee directors and consultants who are selected to receive grants by the administrator may participate in the 2006 Plan.

Awards Under the 2006 Plan
      The 2006 Plan provides that the administrator may grant or issue stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
      Non-Qualified Stock Options. Non-qualified stock options (“NQSOs”) will provide for the right to purchase shares of Common Stock at a specified price not less than the fair market value for a share of Common Stock on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.
      Incentive Stock Options. Incentive stock options (“ISOs”) will be designed to comply with the applicable provisions of the Code, and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. ISOs, however, may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by the Company (including all options granted under the 2006 Plan and all other option plans of the Company or any parent or subsidiary corporation) may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (a “10% Owner”), the 2006 Plan provides that the exercise price of an ISO must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant. Like NQSOs, ISOs usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.
      Stock Appreciation Rights. Stock appreciation rights provide for the payment of an amount to the holder based upon increases in the price of our Common Stock over a set base price. The base price of any SAR granted under the 2006 Plan must be at least 100% of the fair market value of a share of Common Stock on the date of grant. SARs under the 2006 Plan will be settled in cash or shares of Common Stock, or in a combination of both, at the election of the administrator. SARs may be granted in connection with stock options or other awards, or separately.
      Restricted Stock. Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance goals), as may be determined by the administrator. Restricted stock typically may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options or restricted stock units, generally will have voting rights and will receive dividends prior to the time when the restrictions lapse.
      Deferred Stock Awards. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

      Restricted Stock Units. Restricted stock units entitle the holder to receive shares of Common Stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance goals. The shares of Common Stock issued pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and holders of restricted stock units do not have voting rights. Restricted stock units generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions and other restrictions are not met.
      Dividend Equivalents. Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares. Dividend equivalent rights may be granted alone or in connection with stock options, SARs or other equity awards granted to the participant under the 2006 Plan. Dividend equivalents may be paid in cash or shares of Common Stock, or in a combination of both, at the election of the administrator.
      Performance Awards. Performance awards may be granted by the administrator to employees, consultants or non-employee directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient. Generally, these awards will be based on specific performance goals and may be paid in cash or in shares of Common Stock, or in a combination of both, at the election of the administrator. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of Common Stock, or in a combination of both.
      Stock Payments. Stock payments may be authorized by the administrator in the form of Common Stock or an option or other right to purchase Common Stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation — including, without limitation, salary, bonuses, commissions and directors’ fees — that would otherwise be payable in cash to the employee, non-employee director or consultant.
      Section 162(m) “Performance-Based” Awards. The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of specified performance goals which are related to one or more of the following performance criteria, as applicable to the Company or any subsidiary, division, operating unit or individual:

•	net earnings (either before or after interest, taxes, depreciation and/or amortization);

•	gross or net sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on stockholders’ equity;

•	return on sales;

•	gross or net profit or operating margin;

•	costs;

•	funds from operations;

•	expense;

•	working capital;

•	earnings per share;

•	price per share of Common Stock

•	FDA or other regulatory body approval;

•	implementation or completion of critical projects; and

•	market share.
      Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group. Achievement of each performance goal will be determined in accordance with generally accepted accounting principles to the extent applicable.
      The maximum number of shares which may be subject to awards granted under the 2006 Plan to any individual during any fiscal year may not exceed 500,000 shares of Common Stock, subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects the Common Stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2006 Plan. In addition, certain employees — those whose compensation in the year of grant is, or in a future fiscal year may be, subject to the limitation on deductibility under Section 162(m) of the Code — may not receive cash-settled performance awards in any fiscal year having an aggregate maximum amount payable in excess of $2,500,000.
Automatic Grants to Non-employee directors
      The 2006 Plan authorizes the grant of awards to non-employee directors, the terms and conditions of which are to be determined by the Administration consistent with the 2006 Plan. In addition, the 2006 Plan provides for the automatic grant of certain awards to our non-employee directors, the terms and conditions of which are described below.
      Subject to stockholder approval of the 2006 Plan, on September 29, 2006 each person serving as a non-employee director on that date will automatically be granted a non-qualified stock option covering 7,500 shares of our Common Stock, and commencing with the 2007 annual meeting of stockholders, each person who continues to serve as a non-employee director as of such annual stockholder meeting will automatically be granted a non-qualified stock option covering 15,000 shares of our Common Stock. Each such stock option will vest upon the earlier of (i) the one-year anniversary of the option grant date or (ii) the next annual meeting at which one or more members of Board are standing for re-election, subject in each case to the director’s continued service on the Board through such date. These options will have an exercise price per share of Common Stock equal to 100% of the fair market value of a share of Common Stock on the option grant date and a term of seven years. Following the non-employee director’s termination of service on the Board for any reason, the vested options shall remain exercisable for a period of 12 months following such termination.
      In lieu of the automatic option grants described above, the Administrator may provide that any or all future automatic grants will consist of restricted stock or restricted stock units. In such event, each person serving as a non-employee director will receive a grant of restricted stock or restricted stock units covering a number of shares not exceeding one-half of the number of shares that would otherwise have been subject to the automatic option grant which it replaces. Restricted stock awards and restricted stock unit awards granted as replacements for an automatic option grants will vest over a period of not less than three years from the grant date of the award pursuant to a vesting schedule determined by the administrator, provided that the administrator may accelerate the vesting of a non-employee director’s restricted stock awards and restricted stock unit awards upon his or her retirement from the Board.

Vesting and Exercise of Awards
      The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests. At any time after the grant of an award, the administrator may accelerate the period during which such award vests, subject to certain limitations. No portion of an award which is not vested at a participant’s termination of employment, termination of board service, or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.
      Generally, an option or stock appreciation right may only be exercised while such person remains our employee, director or consultant, as applicable, or for a specified period of time (up to the remainder of the award term) following the participant’s termination of employment, directorship or the consulting relationship, as applicable. An award may be exercised for any vested portion of the shares subject to such award until the award expires.
      Full-value awards made under the 2006 Plan generally will be subject to vesting over a period of not less than (i) three years from the grant date of the award if it vests based solely on employment or service with the Company or one of its subsidiaries, or (ii) one year following the commencement of the performance period, for full-value awards that vest based upon the attainment of performance goals or other performance-based objectives. However, an aggregate of up to 100,000 shares of Common Stock may be granted subject to full-value awards under the 2006 Plan without respect to such minimum vesting provisions.
      Only whole shares of Common Stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

•	the delivery of certain shares of Common Stock owned by the participant;

•	the surrender of shares of Common Stock which would otherwise be issuable upon exercise or vesting of the award;

•	the delivery of property of any kind which constitutes good and valuable consideration;

•	with respect to options, a sale and remittance procedure pursuant to which the optionee will place a market sell order with a broker with respect to the shares of Common Stock then issuable upon exercise of the option and the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

•	any combination of the foregoing.
Transferability of Awards
      Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator of the 2006 Plan, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, NQSOs may also be transferred with the administrator’s consent to certain family members and trusts. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.
New 2006 Plan Benefits
      No awards will be granted under the 2006 Plan until it is approved by our stockholders.
      Pursuant to the automatic grant provisions described above and subject to stockholder approval of the Plan each non-employee director on September 29, 2006 will receive a stock option under the 2006 Plan covering 7,500 shares of Common Stock. Other than the automatic grants to non-employee directors disclosed in this Proxy and the 2006 Plan, the future benefits that will be received under the 2006 Plan by our current directors, executive officers and by all eligible employees are not currently determinable.
Adjustments for Stock Splits, Recapitalizations, and Mergers
      In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our Common Stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2006 Plan, the administrator of the 2006 Plan will have the authority in its sole discretion to appropriately adjust:

•	the number and kind of shares of Common Stock (or other securities or property) with respect to which awards may be granted or awarded under the 2006 Plan;

•	the limitation on the maximum number and kind of shares that may be subject to one or more awards granted to any one individual during any fiscal year;

•	the number and kind of shares of Common Stock (or other securities or property) subject to outstanding awards under the 2006 Plan;

•	the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing non-employee directors; and

•	the grant or exercise price with respect to any outstanding award.
Change in Control
      In the event of a Change in Control (as defined in the 2006 Plan), each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction constituting a Change in Control, for a period of fifteen days following notice to the award recipient.
Administration of the 2006 Plan
      The Compensation Committee of our Board will be the administrator of the 2006 Plan unless the Board assumes authority for administration. The Compensation Committee must consist of two or more directors, each of whom is intended to qualify as both a “non-employee director,” as defined in Rule 16b-3 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee may delegate its authority to grant awards to persons other than officers of the Company, to a committee consisting of one or more Compensation Committee members or officers. The administrator has the power to:

•	select which directors, employees and consultants are to receive awards and the terms of such awards, consistent with the 2006 Plan;

•	determine whether options are to be NQSOs or ISOs, or whether awards are to qualify as “performance-based” compensation under Section 162(m) of the Code;

•	construe and interpret the terms of the 2006 Plan and awards granted pursuant to the 2006 Plan;

•	adopt rules for the administration, interpretation and application of the 2006 Plan;

•	interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2006 Plan; and

•	amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award (except in certain limited circumstances).

Amendment and Termination of the 2006 Plan
      The administrator may amend the 2006 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the NYSE (or any other market or stock exchange on which the Common Stock is at the time primarily traded). Additionally, stockholder approval will be specifically required to decrease the exercise price of any outstanding option or stock appreciation right granted under the 2006 Plan.
      The administrator may terminate the 2006 Plan at any time. However, in no event may an award be granted pursuant to the 2006 Plan on or after April 5, 2016.
Federal Income Tax Consequences Associated with the 2006 Plan
      The following is a general summary under current law of the material federal income tax consequences to participants in the 2006 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options
      If an optionee is granted a NQSO under the 2006 Plan, the optionee will not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of a share of Common Stock at such time. The optionee’s basis in the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date the optionee exercises such option. Any subsequent gain or loss generally will be taxable as capital gains or losses.

Incentive Stock Options
      No taxable income is recognized by the optionee at the time of the grant of an ISO, and no taxable income is recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of the Common Stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.
      We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Stock Appreciation Rights
      No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the cash or the fair market value of the shares received will be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock
      In general, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date), the participant will be taxed on the difference, if any, between the fair market value of the Common Stock on the date the restrictions lapsed and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 2006 Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the difference, if any, between the fair market value of the Common Stock on the date of transfer and the amount the participant paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock
      A participant generally will not have ordinary income upon grant of restricted stock units or deferred stock. When the shares of Common Stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards
      A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of Common Stock, the participant will recognize ordinary income equal to value received.

Stock Payments
      A participant who receives a stock payment generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares received.

Tax Deductions and Section 162(m) of the Code
      Except as otherwise described above with respect to incentive stock options, we generally will be entitled to a deduction when and for the same amount that the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees”. Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2006 Plan may qualify as “performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described above.

      The 2006 Plan is structured in a manner that is intended to provide the Compensation Committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Compensation Committee determines that it is in the Company’s best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code
      Certain awards under the 2006 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2006 Plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.
Board Recommendation
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE MEDICIS 2006 INCENTIVE AWARD PLAN.
ITEM 3
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS
      The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accountants for the year ending December 31, 2006, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
      Stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accountants is not required by the Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Board Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST& YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2006.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
Common Stock
      The following table shows ownership of Medicis stock on March 30, 2006, based on 54,370,372 shares of common stock outstanding on that date, by (i) each person known to Medicis to own beneficially more than five percent (5%) of Medicis’ capital stock; (ii) each director, director nominee and executive officer; and (iii) all directors, director nominees and executive officers as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable:

			Rights to
	Shares of		Acquire	Total Shares		Percentage of
	Common		Common	Beneficially		Outstanding
Name	Stock		Stock(1)	Owned		Common Stock(2)

Jonah Shacknai	863,385	(3)	1,594,910	2,458,295	(3)	4.4%
Arthur G. Altschul, Jr.	0		93,000	93,000		*
Spencer Davidson	0		93,000	93,000		*
Stuart Diamond	0		59,500	59,500		*
Peter S. Knight, Esq.	7,810		106,500	114,310		*
Michael A. Pietrangelo	46,612		141,000	187,612		*
Philip S. Schein, M.D.	0		63,000	63,000		*
Lottie H. Shackelford	2,200		185,464	187,664		*
Richard J. Havens	31,200	(4)	99,000	130,200	(4)	*
Mark A. Prygocki	41,106	(5)	170,650	211,756	(5)	*
Mitchell S. Wortzman, Ph.D.	51,615	(6)	195,686	247,301	(6)	*
All executive officers and directors (including nominees) as a group (11 persons)	1,043,928	(7)	2,801,710	3,845,638	(7)	6.7%
Massachusetts Financial Services Co.(8)	0		0	4,818,372		8.9%
Capital Research & Management Co.(9)	0		0	7,070,000		13.0%
Merrill Lynch & Co., Inc.(10)	0		0	3,224,938		5.9%
FMR Corp.(11)	0		0	5,771,000		10.6%

*	Less than 1%.

(1)	Represents shares which the person or group has a right to acquire within sixty (60) days of March 30, 2006, upon the exercise of options.

(2)	Shares of common stock subject to options which are currently exercisable or which become exercisable within sixty (60) days of March 30, 2006 are deemed to be beneficially owned by the person holding such options for the purposes of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.

(3)	Includes 41,325 shares of unvested restricted stock.

(4)	Includes 21,200 shares of unvested restricted stock.

(5)	Includes 25,000 shares of unvested restricted stock and 393 shares held indirectly under the Medicis 401(k) plan.

(6)	Includes 21,200 shares of unvested restricted stock and 415 shares held indirectly under the Medicis 401(k) plan.

(7)	Includes 108,725 shares of unvested restricted stock and 808 shares held indirectly under the Medicis 401(k) plan.

(8)	According to a Schedule 13G filed with the SEC on February 14, 2006 by Massachusetts Financial Services Company, an investment adviser. Includes sole dispositive power of 4,818,372 shares of common stock and sole voting power of 4,750,282 shares of common stock. The address is 500 Boylston Street, Boston, Massachusetts 02116.

(9)	According to a Schedule 13G/ A filed with the SEC on February 10, 2006 by (i) Capital Research and Management Company, an investment adviser (“Capital Research”), (ii) AMCAP Fund, Inc., an investment company (“AMCAP”), which is advised by Capital Research, and (iii) SMALLCAP World Fund, Inc., an investment company (“SMALLCAP”), which is advised by Capital Research. Includes 7,070,000 shares beneficially owned by Capital Research as a result of acting as investment adviser to various registered investment companies, 3,625,000 shares beneficially owned by AMCAP and 3,445,000 shares beneficially owned by SMALLCAP. Capital Research has sole power to vote and the sole dispositive power of 7,070,000 shares. The address for Capital Research, AMCAP and SMALLCAP is 333 South Hope Street, Los Angeles, California 90071.

(10)	According to a Schedule 13G filed with the SEC on February 7, 2006 by Merrill Lynch & Co., Inc., a parent holding company (“ML&Co.”), on behalf of Merrill Lynch Investment Managers (“MLIM”), an operating division of ML&Co. comprised of ML&Co.’s indirectly-owned asset management subsidiaries. The indirectly-owned subsidiaries of ML&Co. which hold these securities are the following investment advisors: (i) Federated Equity Management Company of PA, (ii) Gartmore Mutual Fund Capital Trust, (iii) IQ Investment Advisors, LLC, (iv) Merrill Lynch Investment Managers Ltd., (v) Fund Asset Management, L.P., (vi) Merrill Lynch Investment Managers, L.P., and (vii) Pacific Life Insurance Company. Each such investment advisor exercises voting and investment powers over its portfolio securities. The address for Merrill Lynch and MLIM is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381.

(11)	According to a Schedule 13G filed with the SEC on February 14, 2006 by FMR Corp., a parent holding company. Includes: (A) 5,633,400 shares beneficially owned by Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR Corp. (“Fidelity”), as a result of acting as investment adviser to various registered investment companies (the “Funds”); Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, each have power to dispose of the 5,633,400 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees; (B) 133,200 shares beneficially owned by Fidelity Management Trust Company (“FMTC”), a bank and a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of FMTC, each have dispositive and voting power over these shares; and (C) 4,400 shares beneficially owned by Fidelity International Limited (“FIL”), a qualified institution. FIL has sole power to vote and the sole dispositive power of 4,400 shares. The address for FMR Corp., Fidelity and FMTC is 82 Devonshire Street, Boston, Massachusetts 02109, and the address for FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

EXECUTIVE COMPENSATION
Compensation of Executive Officers
      Summary Compensation Table. The following table sets forth summary information concerning certain compensation awarded, paid to, or earned by the Named Executive Officers for all services rendered in all capacities to the Company for the six-month Transition Period ended December 31, 2005 and the years ended June 30, 2005, 2004, and 2003. Transition Period salaries have not been annualized and represent the actual amount paid or earned for the six month period ended December 31, 2005.
Summary Compensation Table

				Long Term Compensation
						All Other
		Annual Compensation		Restricted	Securities	Compen-
				Stock Award	Underlying	sation
Name and Position	Fiscal Year	Salary($)	Bonus($)	($)(1)	Options(2)	($)(3)

Jonah Shacknai	Transition	510,000	440,000	816,732	126,000	0
Chairman of the Board	2005	780,000	950,000	0	280,000	3,150
and Chief Executive	2004	750,000	760,000	0	280,000	3,075
Officer	2003	715,000	630,000	0	280,000	3,000
Richard J. Havens	Transition	224,000	161,000	184,737	28,500	1,160
Executive Vice	2005	265,000	435,000	0	63,000	3,153
President, Sales and	2004	255,000	385,000	0	63,000	1,913
Marketing	2003	245,000	330,000	0	63,000	3,000
Mark A. Prygocki, Sr.	Transition	248,000	181,000	246,316	38,000	750
Executive Vice	2005	320,000	455,000	0	84,000	3,150
President, Chief	2004	310,000	400,000	0	84,000	2,325
Financial Officer,	2003	296,000	340,000	0	84,000	3,000
Corporate Secretary
and Treasurer
Mitchell S. Wortzman, Ph.D.	Transition	190,400	137,000	184,737	28,500	0
Executive Vice	2005	305,000	290,000	0	63,000	2,288
President, Chief	2004	295,000	260,000	0	63,000	2,028
Scientific Officer	2003	282,000	210,000	0	63,000	1,939

(1)	Represents restricted stock awards granted on July 21, 2005 in the amounts of 25,200, 5,700 7,600, 5,700, respectively, to Messrs. Shacknai, Havens, Prygocki and Wortzman, at a market closing price per share of $32.41 on the grant date. At December 31, 2005, Mr. Shacknai, Mr. Havens, Mr. Prygocki and Mr. Wortzman held 35,200, 15,700, 17,600 and 15,700 shares of unvested restricted stock awards respectively. These unvested shares had a value of $1,128,160, $503,185, $564,080 and $503,185, respectively, based on the market closing price of Medicis Class A common stock of $32.05 on December 30, 2005. At June 30, 2005, Mr. Shacknai, Mr. Havens, Mr. Prygocki and Mr. Wortzman each held 16,000 shares of unvested restricted stock awards having a value of $507,680 based on the market closing price of Medicis Class A common stock of $31.73 on June 30, 2005. Restricted stock awards have no value to the recipient until the restrictions are released, which began in fiscal 2005. See discussion on the Company’s Senior Executive Restricted Stock Plan in “Executive Employment Agreements and Other Relationships.”

(2)	Transition Period options were granted on July 21, 2005, fiscal 2005 options were granted in July 2004; fiscal 2004 options were granted in July 2003; fiscal 2003 options were granted in July 2002.

(3)	The amounts shown represent matching contributions made under the Company’s 401(k) plan.
      Medicis has no defined benefit or defined contribution retirement plans other than the Medicis Pharmaceutical Corporation 401(k) Employee Savings Plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended. Contributions to the 401(k) plan are voluntary and all employees are eligible to participate. The 401(k) plan permits Medicis to match employee contributions, and the Company began making matching contributions in April 2002, at 50% of the first 3% of gross pay that each employee contributes to the plan. Effective as of April 1, 2006, the Company’s matching contribution plan increased to 50% of the participant’s elective deferrals up to 6% of the total compensation.
      Stock Option Grants. The following table sets forth the information concerning individual grants of stock options made by the Company during the six-month Transition Period ending December 31, 2005 and fiscal year ending June 30, 2005, to each of the Named Executive Officers:
Option Grants in the Fiscal Year ended June 30, 2005 and the
Transition Period comprised of the Six Months Ended December 31, 2005

		Number	Percentage of			Potential Realized Value at
		of	Total			Assumed Annual Rates of
		Securities	Options	Exercise		Stock Price Appreciation for
		Underlying	Granted to	or Base		Option Term(2)
		Options	Employees in	Price	Expiration
Name	Fiscal Year	Granted(1)	Fiscal Year	($/sh)	Date	5%($)	10%($)

Jonah Shacknai	Transition	126,000	17.1%	$32.41	7/21/15	2,568,192	6,508,302
	2005	280,000	10.6%	$38.45	7/16/14	6,770,680	17,158,231
Richard J. Havens	Transition	28,500	3.9%	$32.41	7/21/15	580,901	1,472,116
	2005	63,000	2.4%	$38.45	7/16/14	1,523,403	3,860,602
Mark A. Prygocki, Sr.	Transition	38,000	5.2%	$32.41	7/21/15	774,534	1,962,821
	2005	84,000	3.2%	$38.45	7/16/14	2,031,204	5,147,469
Mitchell S. Wortzman, Ph.D.	Transition	28,500	3.9%	$32.41	7/21/15	580,901	1,472,116
	2005	63,000	2.4%	$38.45	7/16/14	1,523,403	3,860,602

(1)	Mr. Shacknai’s options vest in three equal annual installments commencing on the first anniversary of grant date. The other executive officer’s options vest in the following annual installments: 10% on each of the first and second anniversaries of the grant date; 20% on the third anniversary of the grant date; and 30% on each of the fourth and fifth anniversaries of the grant date.

(2)	The potential realizable value portion of the table illustrates amounts that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded annual rates of stock price appreciation over the scheduled life of the options. This table does not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting schedules. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of our stock price. No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. Dollar amounts shown are not discounted to present value.

      Aggregated Option Exercises. The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the six-month Transition Period ended December 31, 2005 and the fiscal year ended June 30, 2005, by each of the Named Executive Officers and the final year-end value of unexercised options:
Aggregated Option Exercises and Year-End Option Values For the Fiscal Year ended
June 30, 2005 and the Transition Period comprised of the Six Months Ended December 31, 2005

		Number				Value of Unexercised
		of Shares		Number of Unexercised		In-the-Money Options
		Acquired		Options at Fiscal Year End		at Fiscal Year End(2)
	Fiscal	on	Value
Name	Year	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jonah Shacknai	Transition	0	$0	1,594,911	405,999	$15,040,456	$265,999
	2005	0	0	1,314,912	559,998	13,073,171	1,722,914
Richard J. Havens	Transition	0	0	99,000	192,300	528,552	758,646
	2005	19,500	523,946	36,900	225,900	149,967	1,073,295
Mark A. Prygocki, Sr.	Transition	0	0	170,650	256,402	1,137,518	1,011,555
	2005	0	0	87,850	301,202	620,370	1,431,087
Mitchell S. Wortzman, Ph.D.	Transition	0	0	195,686	192,300	1,364,729	758,646
	2005	36,516	930,710	133,586	225,900	955,205	1,073,295

(1)	Value realized is based on the fair market value of the Common Stock on the respective dates of exercise, minus the applicable exercise price, and does not necessarily indicate that the optionee sold stock on that date, at that price, or at all.

(2)	Value of unexercised in-the-money options is calculated based on the market value of the underlying shares, minus the exercise price, and assumes the sale of all the underlying shares on December 30, 2005 or June 30, 2005, as applicable, the last trading date of the month, at a price of $32.05 and $31.73, respectively, which were the closing prices of the Class A common stock on the NYSE on those dates.
Equity Compensation Plan Information
      The following table provides information as of December 31, 2005 and June 30, 2005, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our Board of Directors upon exercise of options, warrants or rights under all of our existing equity compensation plans. Our existing equity compensation plans include our 2004, 1998, 1996, 1995 and 1992 Stock Option Plans, in which all of our employees and non-employee directors are eligible to participate, and our 2002 Stock Option Plan, in which our employees are eligible to participate but our non-employee directors and officers may not participate. Restricted stock grants may only be made from our 2004 Plan, however, no further shares are available for issuance under the 2001 Senior Executive Restricted Stock Plan.

				Number of securities
				remaining available for
		Number of Securities		future issuance under
		to be issued upon	Weighted-average exercise	equity compensation
		exercise of	price of outstanding	plans (excluding
		outstanding options,	options, warrants and	securities reflected
		warrants and rights	rights	in column a)
Plan Category	Date	(a)	(b)	(c)

Plans approved by	12/31/2005	8,744,021	$26.55	1,026,421
stockholders(1)	6/30/2005	8,070,963	$26.05	2,117,072
Plans not approved	12/31/2005	5,635,315	$28.23	92,676
by stockholders(2)	6/30/2005	5,577,415	$28.11	157,546
Total	12/31/2005	14,379,336	$27.21	1,119,097
	6/30/2005	13,648,378	$26.89	2,274,618

(1)	Represents the 2004, 1998, 1996, 1995 and 1992 Stock Option Plans.

(2)	Represents the 2002 Stock Option Plan (the “2002 Plan” described below).

      As of March 30, 2006, there were 14,306,763 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table above, at a weighted average exercise price of $27.21, and with a weighted average remaining life of 6.25 years. As of March 30, 2006, there were 862,501 shares available for future issuance under those plans.
2002 Stock Option Plan
      The 2002 Plan was implemented by the Board in November 2002. The 2002 Plan is a non-stockholder approved plan under which non-qualified incentive options have been granted to employees and key consultants of the Company who are neither Medicis executive officers nor directors at the time of grant. The Board authorized 3,000,000 shares of common stock for issuance under the 2002 Plan. The option price of the options is the fair market value of the common stock on the date of the grant. No option granted under the 2002 Plan has a term in excess of ten years, and each will be subject to earlier termination within a specified period following the optionee’s cessation of service with the Company. As of December 31, 2005, the weighted average term to expiration of these options is 7.54 years Each granted option vests in one or more installments over the a period of five years. However, the options will vest on an accelerated basis in the event the Company experiences a Change of Control (as defined in the 2002 Plan).
Employment and Compensation Arrangements

Jonah Shacknai
      In July 1996, Medicis entered into an employment agreement with Mr. Shacknai, effective July 1, 1996, to continue to serve as chairman and chief executive officer. The agreement was amended in December 2005, renewing the agreement for a five-year period commencing on January 1, 2006 and expiring on December 31, 2011. The agreement automatically renews for successive periods of five years, unless either party gives timely notice of an intention not to renew. Mr. Shacknai also may terminate the employment agreement prior to the end of the term. Under the agreement, Mr. Shacknai agreed that, during his employment, and for a period of one year following termination for reasons other than a change in ownership or control of Medicis, he will not engage in, consult with or be employed by any Competing Business (as defined in the employment agreement). The agreement contains customary non-solicitation provisions and provides for the transfer to Medicis of any intellectual property relating to its business.
      Under the amended agreement, Mr. Shacknai receives an annual base salary of $1,020,000, effective January 1, 2006, plus certain benefits. Each year, he will receive a grant of 25,200 shares of restricted stock and options to purchase at least 126,000 shares of Common Stock. The restricted stock and options will vest in equal installments over a three year period. He is also eligible to receive increases in his base compensation and annual cash bonuses.
      Pursuant to the terms of his employment agreement, Mr. Shacknai will be entitled to receive certain severance benefits in the event of his termination of employment. However, the actual level of benefits Mr. Shacknai receives will depend upon the circumstances surrounding his termination of employment and may be affected by the occurrence of certain events, such as a change in control of Medicis or Mr. Shacknai’s death or disability. Under the terms of his employment agreement, in the event Medicis enters into an agreement relating to a change in control of Medicis, or a change in control of Medicis occurs, and Mr. Shacknai is not appointed as Chairman and Chief Executive Officer of the surviving entity (or to such other position as may be acceptable to Mr. Shacknai), Mr. Shacknai will be entitled to receive the following benefits in the event he resigns no later than six months following the effective date of the merger: (i) an amount equal to four times the sum of (A) his annual base salary at the highest rate in effect at any time during the twelve months preceding his termination, plus (B) the average annual bonus paid to him during the three years preceding his termination; (ii) a pro rata bonus (calculated through the date of termination) based on his prior year’s bonus; (iii) a stipend of $75,000 annually for administrative support and services for a period of three years following his date of termination or, if longer, for the balance of the term of his employment agreement; (vi) reimbursement for all legal fees and expenses incurred by Mr. Shacknai in contesting or disputing his termination or in seeking to obtain or enforce any right or benefit provided by his employment agreement; and (v) an amount necessary to offset any other damages Mr. Shacknai may suffer as a result of Medicis’ termination of his employment, except for a termination for cause, including damages for any loss of benefits Mr. Shacknai would have received if he remained employed by Medicis for the remainder of the term of his employment agreement (which is currently set to expire on December 31, 2011).
      If Mr. Shacknai’s employment is terminated by Medicis for any reason other than cause or his death or disability, or if Mr. Shacknai resigns for good reason, he will be entitled to receive an amount equal to (i) a pro rata bonus (calculated through the date of termination) based on his prior year’s bonus, and (ii) the number of months remaining in the term of his employment agreement divided by twelve, multiplied by the sum of (A) his annual base salary at the highest rate in effect during the twelve months preceding his termination, plus (B) the average annual bonus paid to him during the three years preceding his termination. In no event, however, will Mr. Shacknai’s severance upon his termination by Medicis for any reason other than cause or his death or disability, or if he resigns for good reason, be less than (i) two times of the sum of (A) his annual base salary at the highest rate in effect at any time during the twelve months preceding his termination, plus (B) the average annual bonus paid to him during the three years preceding his termination, plus (ii) an amount equal to 1/24 of the sum determined under (i) above, multiplied by each full year of service provided by Mr. Shacknai to the Company. In addition, Mr. Shacknai will be entitled to an amount necessary to offset any other damages Mr. Shacknai may suffer as a result of Medicis’ termination of his employment, except for a termination for cause, including damages for any loss of benefits Mr. Shacknai would have received if he remained employed by Medicis for the remainder of the term of his employment agreement. If he is terminated by the Company other than for cause, Mr. Shacknai will also be entitled to a stipend of $75,000 annually for administrative support and services for a period of three years following his date of termination or, if longer, for the balance of the term of his employment agreement.
      If Mr. Shacknai’s employment is terminated by his death, the agreement provides that Medicis will continue to pay his salary, at the then-current rate, to his estate for a period of twenty-four months. If Mr. Shacknai is terminated pursuant to his disability, Medicis will continue to pay him 100% of his base salary, at the then-current rate, for a period of twenty-four months, and 50% of that base salary for the balance of the term of his employment agreement, but in no event for a period of less than twelve months.
      In addition to the other benefits described above, if Mr. Shacknai’s employment is terminated by Medicis without cause, or his employment is terminated by reason of his death or disability, his resignation for good reason, or his resignation during the six month period following a change in control in which he is not appointed as Chairman and Chief Executive Officer of the surviving entity (or to such other position as may be acceptable to Mr. Shacknai), all options previously granted to him will automatically vest and will remain exercisable for their full term. In addition, unless Mr. Shacknai is terminated for cause or voluntarily resigns without good reason, the employment agreement provides that, for a period of four years following his date of termination, the Company will provide Mr. Shacknai with benefits under all employee benefit plans and programs in which he is entitled to participate immediately prior to his date of termination or, in the event his participation is not permitted under the terms of one or more of such plans and programs, benefits substantially similar to the benefits he would otherwise have been entitled to receive or the economic equivalent of such benefits. At the end of such period of coverage, Mr. Shacknai may choose to have assigned to him, without cost and without apportionment of prepaid premiums, any assignable insurance policy owned by the Company which relates to him specifically. Under certain circumstances, the agreement may require Medicis to make payments that would constitute excess parachute payments under the Internal Revenue Code of 1986, as amended. If Medicis makes excess parachute payments to Mr. Shacknai, those payments would not be deductible by Medicis for tax purposes and Medicis would be required to reimburse Mr. Shacknai for any excise taxes imposed on him by the Internal Revenue Service or any other taxing authority. If Medicis determines that any payments or benefits provided to Mr. Shacknai may become subject to additional tax under Section 409A of the Internal Revenue Code, it may delay any such payment for a period of up to six months after Mr. Shacknai’s termination of employment. Any such deferred amounts will receive interest at a rate equal to the rate of earnings then credited on accounts in Medicis’ Deferred Compensation Plan, or any successor plan.
      Medicis currently has no employment agreements with other employees.

Senior Executive Restricted Stock Plan
      On July 24, 2001, the Company granted an aggregate of 110,000 restricted shares of its Common Stock under the Company’s 2001 Senior Executive Restricted Stock Plan to senior level employees. The shares began vesting on the third anniversary of the grant date, and become fully vested on the fifth anniversary of the grant date, subject to continued employment with the Company. Under terms of the grants, holders of the restricted shares can exercise all rights of a stockholder (including voting), but cannot transfer, sell, pledge, hypothecate or assign any of the restricted shares until they have vested. Any restricted shares not vested at the time of voluntary termination or termination for cause shall be forfeited to the Company. Any restricted shares not vested at the time of termination for any other reason shall become fully vested on the date of such termination. In November 2002, 20,000 shares were reacquired by the Company due to a senior employee’s departure. The senior employee returned to the Company in March 2003, and the Company granted him 20,000 new restricted shares of Common Stock in March 2003, with the same five year vesting as described above.

Executive Retention Plan
      On March 2, 1999, the Board of Directors authorized and adopted the Medicis Pharmaceutical Corporation Executive Retention Plan, effective on April 1, 1999. The purpose of the retention plan is to facilitate the exercise of best judgment and improve the recruitment and retention of key employees by Medicis. Pursuant to the retention plan, certain key employees will receive a “Benefit Allowance” upon an “Involuntary Termination” other than for “Good Cause” not later than 24 months following a “Change in Control,” as each term is defined in the retention plan. Upon a qualifying termination of employment within 24 months following a Change in Control, persons who report directly to the Chief Executive Officer and such others as may be designated by the Chief Executive Officer would receive a Benefit Allowance of two times salary and bonus, and insurance and retirement benefit payments for two years, and certain other key employees designated by the Chief Executive Officer receive a Benefit Allowance of one times salary and bonus, and insurance and retirement benefit payments for one year. Mr. Shacknai, our Chief Executive Officer, does not participate in the Executive Retention Plan. See “Employment Agreement above.

Stock Ownership Guidelines
      On July 21, 2005, the Compensation Committee approved stock ownership guidelines for ownership of Medicis equity by executives. In accordance with these guidelines, the Chief Executive Officer must maintain market value of equity ownership equal to 8 times his base salary. Executive Vice Presidents must maintain market value of equity ownership equal to 4 times the person’s base salary. Each executive will have a five-year period that commenced on August 1, 2005, to accumulate ownership of their required multiple of their base salary as follows:

•	50% of the respective required market value by August 1, 2008;

•	75% of the respective required market value by August 1, 2009; and

•	100% of the respective required market value by August 1, 2010.
      Once in compliance with the respective market values, fluctuations in stock prices during blackout periods would not cause the executive to be out of compliance of this policy.
Stock Option and Compensation Committee Report
      The Stock Option and Compensation Committee (the “Compensation Committee”) is responsible for the oversight and determination of the compensation of Medicis’ executive officers, including its chief executive officer, and administration of Medicis’ stock option plans. During fiscal year 2005 and the Transition Period, Medicis’ executive officers’ compensation was composed of salary, stock options and cash bonuses. Jonah Shacknai, Medicis’ chairman and chief executive officer, recommends to the Committee the annual salary for each executive officer other than himself, and the cash bonuses for fiscal year 2005.

      This Stock Option and Compensation Committee Report relates to compensation paid to Medicis’ executive officers for the fiscal year ended June 30, 2005 and the Transition Period from June 30, 2005 until December 31, 2005, unless otherwise noted.
      During fiscal year 2005, Mr. Shacknai and the Committee applied the largely subjective and non quantitative criteria discussed below in evaluating compensation and did not assign any particular numerical weight to these factors. In July 2005, the Committee conducted an extensive review of the salary and bonus compensation paid to Medicis’ executive officers, including its chief executive officer. In conducting this review, the Committee retained the services of a nationally recognized independent consulting firm and analyzed the compensation paid to executive officers of 14 peer group companies and published surveys. The Committee reviewed with the consultants the base salary, bonuses, long-term equity incentives and total direct compensation of Medicis’ executives as compared to the peer group and published survey data. The analysis also took into account the expected growth in Medicis. The Committee believes it is important to provide compensation levels that are above market 75th level in order to attract and motivate qualified executives in this important period of growth for Medicis. Based on the Committee’s review and consultations with the independent consulting firm, the Committee established new salaries and a bonus program for Medicis’ executive officers for the fiscal year that commenced July 1, 2006, which due to the change in Medicis’ fiscal year became the Transition Period. The Committee also reduced the number of options grants as compared to recent years and supplemented option grants with restricted stock awards.
      Salary. The salary of an executive officer is determined by the significance of the position to the company, individual experience, talents and expertise, tenure with the company, cumulative contribution to Medicis’ success, individual performance as it relates to effort and achievement of progress toward particular objectives for the executive officer and to Medicis’ immediate and long term goals, and information gathered as to peer group companies in the same industry as Medicis. Commencing with the Transition Period, and based upon the extensive review performed with the outside consultant and the expected growth of the Company, base salaries were increased for our chief executive officer from $780,000 to $1,020,000, and for the other executive officers salaries were increased from a range of $265,00 to $320,000, to a range of $380,000 to $496,000. In light of the increases implemented at the beginning of the Transition Period, the Committee has determined that no salary increases will be made for the current fiscal year that commenced January 1, 2006 and continues until December 31, 2006.
      Bonus. Although Medicis did not have a formal bonus plan for executive officers for fiscal year 2005, the Committee awards cash bonuses to executive officers after each fiscal year end. The amount awarded to a particular executive officer for fiscal 2005 was based upon Medicis’ performance with respect to increases in revenues and profitability, FDA approvals and new product introductions, the successful negotiation and execution of the merger agreement with Inamed, progress in research and development, strategic alliances and licenses, customer service values and cost-effective operation. The Committee also considered the individual’s performance and personal commitment to Medicis’ ideals and mission, the particular executive officer’s base salary level and overall equity and fairness.
      For the Transition Period, the Committee, in consultation with its outside consultants, adopted a cash bonus program in which the payment of cash bonus awards is contingent upon the Company achieving specified performance goals pre-established by the Committee and the individual achieving pre-established individual performance goals. The performance period was initially set from July 1, 2005 through June 30, 2006, but was subsequently adjusted for the Transition Period ending December 31, 2005. The Committee approved a target bonus award for the Company’s chief executive officer equal to 90% of salary and a target bonus award for each of the Company’s executive vice presidents equal to 75% of his salary as his. Salaries are determined as of the last day of the performance period. Bonus payments may range from 0% to 200% of the target bonus amounts. Thus, the maximum bonus award for the chief executive officer is 180% of his salary and the maximum bonus award for each executive vice president is 150% of his salary; provided, however, that in no event shall any executive receive a bonus in excess of $2,000,000. The performance goals for the Company for the Transition Period were net revenue targets and EBITDA targets, which are weighted equally. No bonus is payable if the Company’s actual performance is less than 70% of the net revenue target, and less than 70% of the EBITDA target. At 100% of target performance for each target, 100% of target bonus is payable, presuming the individual performance goals have been met. The actual cash bonus payable may be adjusted downward if the pre-established individual performance goals are not met. Bonuses cannot be adjusted upward based on individual performance. Bonuses were awarded for the Transition Period in an amount equal to approximately 97.5% of the individual’s target bonus opportunity, adjusted slightly downward, as applicable, for individual performance. The Committee adopted a substantially similar bonus program for fiscal 2006, employing revised net revenue and EBITDA targets.
      Equity Incentives. The Committee has historically granted stock options to its executive officers to link the interests and risks of its executive officers with those of Medicis stockholders. The executive officers’ granted options receive value as the price of Medicis common stock increases. The Committee generally grants stock options to the executive officers after the close of the fiscal year. The Committee bases its decisions on Medicis’ performance and the individual’s performance as discussed above, base salary and bonus levels, the amount of prior option grants and length of service. In July 2005, in connection with the Committee’s review of the compensation packages paid to Medicis’ executive officers, the Committee determined to reduce the number of option grants from recent years and to supplement such grants with restricted stock awards. Accordingly, on July 21, 2005, as compensation for fiscal 2005, Medicis’ chief executive officer was granted 126,000 options and 25,200 shares of restricted stock, which vest over a three year period commencing on the date of grant. The other executive officers were granted options ranging from 28,500 to 38,000 shares, and restricted stock awards ranging from 5,700 to 7,600 shares, which vest over a five year period from the grant date as follows: Year 1, 10%; Year 2, 10%; Year 3, 20%; Year 4, 30%; and Year 5, 30%. Effective as of February 7, 2006, for performance during the Transition Period, the Committee awarded Medicis’ Chief Executive Officer with 30,625 options and 6,125 shares of restricted stock, which vest over a three year period commencing on the date of grant. The other executive officers were granted restricted stock awards ranging from 5,500 to 7,400 shares, with the same vesting schedule enumerated above. None of the other executive officers were granted options for the Transition Period performance.
      Stock Ownership Program. On July 21, 2005, in connection with the Committee’s review of the compensation packages paid to Medicis’ executive officers, the Committee established stock ownership guidelines for ownership of Medicis common stock by Medicis’ executives. In accordance with these guidelines, the chief executive officer must maintain equity ownership with a market value equal to 8 times his base salary, while executive vice presidents must maintain equity ownership with a market value equal to 4 times the person’s base salary. Each executive will have a five-year period, commencing on August 1, 2005, to accumulate ownership of their required multiple of their base salary, with 50% of the expected value required to be held as of August 1, 2008.
      Compensation Paid to Chief Executive Officer. For fiscal 2005, Jonah Shacknai, Medicis’ chairman of the board and chief executive officer, received an annual salary of $780,000, was paid a bonus of $950,000, and was granted options to purchase 280,000 shares of Medicis common stock in fiscal 2005 (at an exercise price of $38.45 per share, which was the fair market value of Medicis shares on the date the options were granted). The Committee made these decisions based upon a subjective analysis of his contributions to Medicis’ improved performance in the most recent fiscal year, and the above noted performance elements including Mr. Shacknai’s contributions to the successful negotiation and execution of the merger agreement with Inamed. The Committee did not assign any particular numerical weight to any of these matters. For the Transition Period, and for the reasons enumerated above, Mr. Shacknai received a salary of 510,000 for the six month period in the Transition Period and a bonus of $440,000, which reflects a 97.5% target bonus opportunity based on Company performance, adjusted for 98% individual performance. Mr. Shacknai’s individual performance goals related to research and development milestones, financial and strategic performance and physician and business development relations. In July 2005, Mr. Shacknai was granted 126,000 options, representing less than half of the option grants levels for each of the prior three fiscal years, and 25,200 shares of restricted stock, valued at approximately $817,000, representing the first grant of restricted stock to Mr. Shacknai.
      Policy with respect to Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based. The annual bonuses paid to the executive officers for fiscal 2005 did not qualify as “performance based compensation” under Section 162(m). To the extent Mr. Shacknai’s salary and bonus exceeded the $1 million limitation, the excess amount will be subject to the $1,000,000 deduction limitation. The bonuses paid to the executive officers for the Transition Period are intended to qualify as “performance based compensation” under Section 162(m). All option grants are also intended to “performance based compensation” under Section 162(m), while restricted stock awards currently do not qualify. The Committee will continue to review the effects of its compensation programs with regard to Code Section 162(m). The Committee reserves the right to design programs that recognize a full range of performance criteria important to Medicis’ success, even where the compensation paid under such programs may not be deductible.
The Stock Option and Compensation Committee of the Board of Directors
Spencer Davidson
Peter S. Knight
Michael A. Pietrangelo
Stock Option and Compensation Committee Interlocks and Insider Participation
      During the fiscal year ended June 30, 2005, and the Transition Period ended December 31, 2005, the Stock Option and Compensation Committee of the Board of Directors consisted of Spencer Davidson (Chairman), Peter S. Knight and Michael A. Pietrangelo, all of whom are non-employee directors. No member of the Stock Option and Compensation Committee has a relationship that would constitute an interlocking relationship as defined by SEC rules.

Performance Graph
      This graph shows a comparison of the cumulative total stockholder return for Medicis Common Stock, the NYSE (U.S. Companies) Total Return Index and the NYSE Pharmaceutical Stocks Total Return Index for the period commencing June 30, 2000 through December 31, 2005. The index used is the Center for Research in Security Prices (“CRSP”) Index. Medicis began trading on the New York Stock Exchange on September 24, 1998, under the ticker symbol MRX. The NYSE Total Return Index comprises all domestic common shares traded on the NYSE. The NYSE Pharmaceutical Stocks Total Return Index represents all companies classified under the Standard Industrial Classification Code for pharmaceuticals.

(1)	The lines represent monthly index levels derived from compounded daily returns that include reinvestment of all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day. If the end of the monthly interval, based upon the fiscal year end, is not a trading day, the preceding trading day is used. The index level for all series was set to $100.00 on June 30, 2000.

AUDIT MATTERS
Audit Committee Report
      Following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ending June 30, 2005 and the six-month Transition Period ending December 31, 2005, and the related consolidated statements of operations, stockholder’s equity and cash flows for each of the three years in the period ended June 31, 2005, and the six-month Transition Period ending December 31, 2005 and the notes thereto.
      Responsibilities. The Audit Committee operates under a written charter adopted by the Board. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process and principles, internal controls and disclosure controls. The independent auditors, Ernst & Young LLP, are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. Ernst & Young LLP is also responsible for expressing an opinion on management’s assessment of the effectiveness of internal controls over financial reporting and also the effectiveness of the Company’s internal controls over financial reporting.
      Review with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements (including the quality of the Company’s accounting principles) with management. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.
      Review and Discussions with Independent Accountants. The Audit Committee has reviewed and discussed the Company’s audited financial statements (including the quality of the Company’s accounting principles) with Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” Further, the Audit Committee reviewed Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K/ T related to its audit of the consolidated financial statements and financial statement schedules, management’s assessment of the effectiveness of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting.
      The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Public Company Accounting Oversight Board’s Rule 3600T, which adopts on an interim basis, Independence Standards Board Standard No. 1, as amended “Independence Discussions with Audit Committees,” and has discussed with Ernst & Young LLP its independence from the Company.
      Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K/ T for the six-month Transition Period ended December 31, 2005.
Audit Committee of the Board of Directors
Stuart Diamond
Philip S. Schein, M.D.
Arthur G. Altschul, Jr.

Independent Registered Public Accountants
      Ernst & Young LLP provided audit, audit-related and tax services to the Company during the six-month Transition Period ended December 31, 2005 and the fiscal years ended June 30, 2005 and June 30, 2004 as follows:

Type of Fees	Transition	Fiscal 2005	Fiscal 2004

Audit Fees	$663,000	$887,500	$493,000
Audit-Related Fees	259,000	108,500	289,000
Tax Fees	0	253,000	477,000
All Other Fees	0	0	0

Total	$922,000	$1,249,000	$1,259,000

Audit Fees
      The category includes fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits and the assistance with the review of our SEC registration statements. For fiscal 2005 and the Transition Period, this category also includes fees associated with the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees
      This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.

Tax Fees
      This category includes fees associated with tax return preparation, tax planning for merger and acquisition activities and tax consultations.

All Other Fees
      Medicis did not engage Ernst & Young LLP to provide any information technology services or any other services during the six-month Transition Period ended December 31, 2005 or fiscal years ended June 30, 2005 and June 30, 2004.

Pre-Approval Policies and Procedures
      The Audit Committee has specifically approved all of the audit, internal audit and non-audit services performed by Ernst & Young LLP and has determined the rendering of such non-audit services was compatible with maintaining Ernst & Young LLP’s independence. The Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit related services not prohibited by law to be performed by the Company’s independent auditors and associated fees, provided the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. In fiscal year 2005 and the Transition Period, all Audit fees, Audit-related fees, and Tax fees were approved by the Audit Committee directly.
      From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit services prior to the engagement of Ernst & Young for such services. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at its next meeting.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Based solely on a review of copies of such forms received with respect to fiscal year 2005 and the Transition Period and the written representations received from certain reporting persons that no other reports were required, the Company believes that all directors, executive officers and persons who own more that 10% of the Company’s Common Stock have complied with the reporting requirements of Section 16(a).
Stockholder Proposals and Nominations
      Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2007 proxy statement, your proposal must be received by the Company no later than January 23, 2007, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.
      Proposals and Nominations Pursuant to the Company’s Bylaws. Under the Amended and Restated Bylaws (the “Bylaws”), in order to nominate a director or bring any other business before the stockholders at the 2007 Annual Meeting that will not be included in the Company’s proxy statement, you must comply with these procedures as described below. In addition, you must notify the Company in writing and such notice must be delivered to the Secretary no earlier than January 8, 2007 and later than February 7, 2007.
      The Bylaws provide that a stockholder’s nomination must contain the following information about the nominee: (1) the name, age, business address and residence address of the proposed nominee, (2) the principal occupation or employment of the proposed nominee, (3) the class and number of shares of stock of the Company which are beneficially owned by the proposed nominee and (4) any other information that Company may reasonably require in order to determine the eligibility of the proposed nominee. Any candidates recommended by stockholders for nomination to the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.
      The Bylaws provide that a stockholder’s notice of a proposed business item must include: (1) a brief description of the business desired to be brought before the annual meeting and (2) the reasons for conducting such business at the annual meeting. In addition, the Bylaws provide that a stockholder proposing any nomination or other business item must include, (1) the name and record address of the stockholder, (2) the class and number of shares of the Company which are beneficially owned by the stockholder, (3) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder in such nomination or business and (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
      You may write to the Secretary of the Company at the Company’s principal executive office, 8125 North Hayden Road, Scottsdale, Arizona 85258 to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.
Stockholder Communication with the Board
      Stockholders may communicate with the Medicis board of directors, including the non-management directors, by sending a letter to Medicis’ Corporate Secretary at Medicis’ principal executive offices at 8125

North Hayden Road, Scottsdale, Arizona 85258-2463. The Corporate Secretary will submit all correspondence to the Lead Independent Director and to any specific director to whom the correspondence is directed.
Householding of Proxy Materials
      The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of banks and brokers with account holders who are Company stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Medicis Pharmaceutical Corporation, 8125 North Hayden Road, Scottsdale, Arizona 85258, or contact Investor Relations by telephone at (602) 808-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
Incorporation by Reference
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, neither the preceding Stock Option and Compensation Committee Report, the Audit Committee Report, nor the Stock Performance Graph will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes. In addition, information on the Company’s website, other than our Proxy Statement and form of Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

MEDICIS PHARMACEUTICAL CORPORATION

Mark A. Prygocki
Executive Vice President,
Chief Financial Officer,
Corporate Secretary and Treasurer

APPENDIX A
Medicis 2006 Incentive Plan

MEDICIS 2006 INCENTIVE AWARD PLAN
      Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the Medicis 2006 Incentive Award Plan (the “Plan”). The Plan will become effective upon the approval of the Company’s stockholders (the “Effective Date”).
      The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE I.
DEFINITIONS
      Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
      1.1.     “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 10.5, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.
      1.2.     “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
      1.3.     “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
      1.4.     “Award Limit” shall mean five hundred thousand (500,000) shares of Common Stock, as adjusted pursuant to Section 11.3; provided, however, that each share of Common Stock subject to an Award shall be counted as one share against the Award Limit. Solely with respect to Performance Awards granted pursuant to Section 8.2(b), “Award Limit” shall mean $2,500,000.
      1.5.     “Board” shall mean the Board of Directors of the Company.
      1.6.     “Change in Control” means the occurrence of any of the following events:

(a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Company Voting Securities immediately prior to such acquisition in substantially the same portion as their ownership, immediately prior to such acquisition of the Outstanding Company Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Stock and Company Voting Securities, as the case may be; or

(d) (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) and (d) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

      1.7.     “Code” shall mean the Internal Revenue Code of 1986, as amended.
      1.8.     “Committee” shall mean the Stock Option and Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.
      1.9.     “Common Stock” shall mean the Class A common stock of the Company, par value $0.014 per share.
      1.10.     “Company” shall mean Medicis Pharmaceutical Corporation, a Delaware corporation.
      1.11.     “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
      1.12.     “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

      1.13.     “Deferred Stock” shall mean rights to receive Common Stock awarded under Article VIII of the Plan.
      1.14.     “Director” shall mean a member of the Board.
      1.15.     “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.
      1.16.     “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
      1.17.     “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.
      1.18.     “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.
      1.19.     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      1.20.     “Fair Market Value” means, as of any date:

(a) If the Common Stock is listed on any established stock exchange or national market system, including without limitation any market system of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for the date of determination or, if there is no closing sales price for the Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices on the date of determination or, if there are no high bid and low asked prices on the date of determination, the high bid and low asked prices on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the Fair Market Value thereof shall be established by the Administrator in good faith.
      1.21.     “Fiscal Year” means the fiscal year of the Company.
      1.22.     “Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Holder pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).
      1.23.     “Holder” shall mean a person who has been granted or awarded an Award.
      1.24.     “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.
      1.25.     “Non-Employee Director” shall mean a member of the Board who is not an Employee.
      1.26.     “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.
      1.27.     “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.
      1.28.     “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

      1.29.     “Performance Criteria” means the criteria that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (a) net earnings (either before or after (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) gross or net sales or revenue, (c) net income (either before or after taxes), (d) operating earnings, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on capital, (h) return on stockholders’ equity, (i) return on sales, (j) gross or net profit or operating margin, (k) costs, (l) funds from operations, (m) expense, (n) working capital, (o) earnings per share, (p) price per share of Common Stock, (q) FDA or other regulatory body approval for commercialization of a product, (r) implementation or completion of critical projects and (s) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Award; provided, however, that each Performance Criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable.
      1.30.     “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of any Holder of a Performance Award (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. The achievement of each Performance Goal shall be determined in accordance with generally accepted accounting principles to the extent applicable.
      1.31.     “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.
      1.32.     “Plan” shall mean the Medicis 2006 Incentive Award Plan.
      1.33.     “Prior Award” shall mean a stock option or restricted stock award granted under any Prior Plan.
      1.34.     “Prior Plan” shall mean the Medicis Pharmaceutical Corporation 1996 Stock Option Plan, the Medicis Pharmaceutical Corporation 1998 Stock Option Plan, the Medicis Pharmaceutical Corporation 2002 Stock Option Plan and the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan (collectively, the “Prior Plans”).
      1.35.     “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.
      1.36.     “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Article VIII.
      1.37.     “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.
      1.38.     “Securities Act” shall mean the Securities Act of 1933, as amended.
      1.39.     “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.
      1.40.     “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to a Employee, Non-Employee Director or Consultant in cash, awarded under Article VIII of the Plan.
      1.41.     “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
      1.42.     “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.
      1.43.     “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, without limitation, the question of whether a Termination of Consultancy resulted from a discharge for cause. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing. For purposes of the Plan, the engagement of a Holder as a Consultant to a Subsidiary shall be deemed to be terminated in the event that the Subsidiary engaging such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
      1.44.     “Termination of Directorship” shall mean the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement. The Administrator in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.
      1.45.     “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for cause; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE II.
SHARES SUBJECT TO PLAN
      2.1.     Shares Subject to Plan.
      (a) Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall initially be equal to the aggregate number of shares of Common Stock which as of the Effective Date are available for future awards under the Prior Plans (the “Initial Authorized Shares”). In addition, in the event of any cancellation, termination, expiration or forfeiture of any Prior Award during the term of the Plan (including any shares of Common Stock that are forfeited by the holder or repurchased by the Company pursuant to the terms of the applicable award agreement at a price not greater than the original purchase price paid by the holder), the number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall automatically be increased by one share for each share subject to such Prior Award that is so cancelled, terminated, expired, forfeited or repurchased (collectively, the “Cancelled Prior Award Shares”). The aggregate number of shares of Common Stock available for issuance under the Plan pursuant to this Section 2.1 shall be reduced by 2 shares for each share of Common Stock delivered in settlement of any Full Value Award. In no event, however, shall the aggregate number of Initial Authorized Shares and Cancelled Prior Award Shares made available for issuance under the Plan exceed 5,000,000.
      (b) To the extent that an Award terminates, expires, lapses or is forfeited for any reason, any shares of Common Stock then subject to such Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, that the number of shares that shall again be available for the grant of an Award pursuant to the Plan shall be increased by 2 shares for each share of Common Stock subject to a Full Value Award at the time such Full Value Award terminates, expires, lapses or is forfeited for any reason. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to this Plan. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be granted or awarded hereunder, subject to the limitations of Section 2.1(a). To the extent exercised, the full number of shares subject to an Option or Stock Appreciation Right shall be counted for purposes of calculating the aggregate number of shares of Common Stock available for issuance under the Plan as set forth in Section 2.1(a) and for purposes of calculating the share limitation set forth in Section 2.3, regardless of the actual number of shares issued or transferred upon any net exercise of an Option (in which Common Stock is withheld to satisfy the exercise price or taxes) or upon exercise of any Stock Appreciation Right for Common Stock or cash. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
      2.2.     Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.
      2.3.     Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee, Non-Employee Director or Consultant during any Fiscal Year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III.
GRANTING OF AWARDS
      3.1.     Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
      3.2.     Provisions Applicable to Covered Employees.
      (a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).
      (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee, including Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.
      (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Fiscal Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Fiscal Year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Fiscal Year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Fiscal Year or other designated fiscal period or period of service. Following the completion of each Fiscal Year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such Fiscal Year or other designated fiscal period or period of service. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Fiscal Year or other designated fiscal period or period of service.
      (d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
      3.3.     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

      3.4.     Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made under the Plan shall become vested over a period of not less than (i) three years from the grant date of the Award for all Full Value Awards that vest based solely on employment or service with the Company or one of its Subsidiaries, or (ii) one year following the commencement of the Performance Period, for Full Value Awards that vest based upon the attainment of Performance Goals or other performance-based objectives; provided, however, that, notwithstanding the foregoing, an aggregate of up to 100,000 shares of Common Stock may be granted subject to Full Value Awards granted under the Plan without respect to such minimum vesting provisions.
      3.5.     At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.
ARTICLE IV.
GRANTING OF OPTIONS TO EMPLOYEES,
CONSULTANTS AND NON-EMPLOYEE DIRECTORS
      4.1.     Eligibility. Any Employee or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Non-Employee Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5 and as provided in Section 4.6.
      4.2.     Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
      4.3.     Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.
      4.4.     Granting of Options to Employees and Consultants.
      (a) The Administrator shall from time to time, in its absolute discretion, and, subject to applicable limitations of the Plan:

(i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees or Consultants;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

      (b) Upon the selection of an Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.
      (c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.
      4.5.     Granting of Options to Non-Employee Directors. The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(a) Select from among the Non-Employee Directors (including Non-Employee Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Non-Employee Directors; and

(c) Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan.
      4.6.     Automatic Grants to Non-Employee Directors.
      (a) Subject to Section 4.6(d), on September 29, 2006, each person serving as a Non-Employee Director on such date shall automatically be granted a Non-Qualified Stock Option covering 7,500 shares of Common Stock (a “Transition Option”). A member of the Board who is also a former Employee will be eligible to receive a Transition Option.
      (b) Subject to Section 4.6(d), on the date of each annual meeting of the stockholders at which one or more members of the Board are standing for re-election during the term of the Plan, beginning with the annual meeting held in 2007, each person serving as a Non-Employee Director on such date shall automatically be granted a Non-Qualified Stock Option covering 15,000 shares of Common Stock (an “Annual Option”). A member of the Board who is also a former Employee will be eligible to receive one or more Annual Options.
      (c) The following provisions shall govern the terms of Transition Options and Annual Options granted pursuant to this Section 4.6. Each Option shall have an exercise price per share of Common Stock equal to 100% of the Fair Market Value of a share of Common Stock on the date such Option is granted. Each Option shall vest and become exercisable for all of the shares of Common Stock subject to such Option upon the earlier of (i) the one (1)-year anniversary of the grant date of such Option or (ii) the next annual meeting at which one or more members of the Board are standing for re-election, subject in either case to the Non-Employee Director’s continued service on the Board through such date. The term of each Option shall be 7 years from the date of grant. Each Option granted under this Section 4.6 shall remain exercisable for 12 months following the Non-Employee Director’s Termination of Directorship (or such longer period as the Administrator may determine in its discretion on or after the date of grant of such Option); provided, however, that in no event shall any Option remain exercisable beyond its maximum 7-year term. Unless otherwise determined by the Administrator on or after the date of grant of such Option, no portion of an Option granted under this Section 4.6 which is unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall thereafter become exercisable.
      (d) At any time and from time to time, the Administrator may, in its sole and absolute discretion, determine that the Non-Employee Directors shall be granted Restricted Stock or Restricted Stock Units in lieu of one or more future Option grants to be made pursuant to Section 4.6(a) or (b). In the event the Administrator exercises its discretion under this Section 4.6(d), the number of shares of Common Stock subject to such Restricted Stock awards or Restricted Stock Unit awards granted in lieu of a Transition Option or Annual Option shall not exceed 3,750 shares and 7,500 shares, respectively. Any Restricted Stock award or Restricted Stock Unit award granted pursuant to this Section 4.6(d) shall vest over a period of not less than three years from the grant date of the Award pursuant to a vesting schedule determined by the Administrator, and such vesting may be accelerated at the discretion of the Administrator upon the Non-Employee Director’s retirement from the Board. Unless otherwise determined by the Administrator on or after the date of grant of such Restricted Stock award or Restricted Stock Unit award, no portion of an award granted under this Section 4.6(d) which is unvested at the time of a Non-Employee Director’s Termination of Directorship shall thereafter become vested.
      (e) All of the foregoing grants authorized by this Section 4.6 are subject to stockholder approval of the Plan.
      4.7.     Options in Lieu of Cash Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.
ARTICLE V.
TERMS OF OPTIONS
      5.1.     Option Price. The price per share of the shares subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Administrator; provided, however, that:

(a) In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(c) In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.
      5.2.     Option Term. The term of an Option granted to an Employee, Non-Employee Director or Consultant shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.
      5.3.     Option Vesting.
      (a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Holder who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

      (b) No portion of an Option granted to an Employee, Non-Employee Director or Consultant which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.
      (c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof, within the meaning of Section 424 of the Code, exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.
      5.4.     Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
ARTICLE VI.
EXERCISE OF OPTIONS
      6.1.     Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.
      6.2.     Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

      6.3.     Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).
      6.4.     Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.
      6.5.     Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
      6.6.     Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.
AWARD OF RESTRICTED STOCK
      7.1.     Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee, Non-Employee Director or Consultant who the Administrator determines should receive such an Award.
      7.2.     Award of Restricted Stock.
      (a) The Administrator may from time to time, in its absolute discretion:

(i) Select from among the Employees, Non-Employee Directors or Consultants (including Employees, Non-Employee Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.
      (b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
      (c) Upon the selection of an Employee, Non-Employee Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
      7.3.     Rights as Stockholders. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.
      7.4.     Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock granted to Covered Employees that are expected to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable; and, provided, however, that the Administrator in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, that, except with respect to shares of Restricted Stock granted to Covered Employees, the Administrator in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of

Employment, Termination of Directorship, or Termination of Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise to the extent consistent with the terms of any employment agreement or other commitment made by the Company.
      7.5.     Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, that, except with respect to shares of Restricted Stock granted to Covered Employees, the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise to the extent consistent with the terms of any employment agreement or other commitment made by the Company.
      7.6.     Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.
      7.7.     Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.
      7.8.     Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.
ARTICLE VIII.
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,
STOCK PAYMENTS, RESTRICTED STOCK UNITS
      8.1.     Eligibility. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent awards, Deferred Stock awards, Stock Payment awards, and/or Restricted Stock Unit awards may be granted to any Employee, Non-Employee Director or Consultant whom the Administrator determines should receive such an Award.
      8.2.     Performance Awards.
      (a) Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Non-Employee Director or Consultant.

      (b) Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum aggregate amount of all Performance Awards granted to a Covered Employee under this Section 8.2(b) during any Fiscal Year shall not exceed the Award Limit. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of generally accepted accounting principles.
      8.3.     Dividend Equivalents.
      (a) Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock, Performance Award or Restricted Stock Unit award is granted and the date such Stock Appreciation Right, Deferred Stock, Performance Award or Restricted Stock Unit award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.
      (b) Any Holder of an Option who is an Employee, Non-Employee Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted and the date such Option vests, is exercised, or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.
      (c) Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.
      8.4.      Stock Payments. Any Employee, Non-Employee Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.
      8.5.     Deferred Stock. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.
      8.6.     Restricted Stock Units. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more

Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee, Non-Employee Director or Consultant, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed.
      8.7.     Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.
      8.8.     Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.
      8.9.     Exercise upon Termination of Employment, Termination of Consultancy or Termination of Directorship. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Consultant or Non-Employee Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and, provided, further, that, except with respect to Performance Awards granted to Covered Employees, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.
      8.10.     Form of Payment. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.
ARTICLE IX.
STOCK APPRECIATION RIGHTS
      9.1.     Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee, Non-Employee Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.
      9.2.     Coupled Stock Appreciation Rights.
      (a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.
      (b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.
      (c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.
      9.3.     Independent Stock Appreciation Rights.
      (a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine; provided, however, that unless the Administrator otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the ISAR was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Non-Employee Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.
      (b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.
      9.4.     Payment and Limitations on Exercise.
      (a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.
      (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.
ARTICLE X.
ADMINISTRATION
      10.1.     Stock Option and Compensation Committee. The Stock Option and Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.
      10.2.     Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
      10.3.     Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
      10.4.     Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
      10.5.     Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals: (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Covered Employees, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.
ARTICLE XI.
MISCELLANEOUS PROVISIONS
      11.1.     Transferability of Awards.
      (a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

      (b) Notwithstanding Section 11.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.
      11.2.     Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, or (ii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan. Except as provided in Section 11.12, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b) The expiration of ten (10) years from the date the Plan is first approved by the Company’s stockholders.
      11.3.     Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
      (a) Subject to Section 11.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;

(iii) The number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6;

(iv) The grant or exercise price with respect to any Award.
      (b) Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.
      (c) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a

Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 11.3(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
      (d) Subject to Sections 11.3(e) and 3.2, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.
      (e) With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.
      (f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
      (g) No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
      11.4.     Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. No Awards may be granted or awarded prior to such stockholder approval. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan, as amended and restated to include the Performance Criteria.
      11.5.     Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
      11.6.     Prohibition on Repricing. Subject to Section 11.3, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 11.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
      11.7.     Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Directorship or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Directorship or Termination of Consultancy for “cause” (as such term is defined in the sole and absolute discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).
      11.8.     Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
      11.9.     Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

      11.10.     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
      11.11.     Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
      11.12.     Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
* * * * *
      I hereby certify that the foregoing Medicis 2006 Incentive Award Plan was duly adopted by the Board of Directors of Medicis Pharmaceutical Corporation on                     , 2006.
* * * *
      I hereby certify that the foregoing Medicis 2006 Incentive Award Plan was approved by the stockholders of Medicis Pharmaceutical Corporation on                                         , 2006.
* * * *
      I hereby certify that, as of the effective date of the Medicis 2006 Incentive Award Plan, an aggregate of                      shares of Class A common stock, par value $0.014 per share, of Medicis Pharmaceutical Corporation were available for future awards under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan, the Medicis Pharmaceutical Corporation 1998 Stock Option Plan, the Medicis Pharmaceutical Corporation 2002 Stock Option Plan and the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan.
      Executed on this      day of                     , 2006.

Corporate Secretary

MEDICIS PHARMACEUTICAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 23, 2006
9:30 a.m. local time
Scottsdale Resort & Conference Center
7700 East McCormick Parkway
Scottsdale, Arizona 85258

Medicis Pharmaceutical Corporation 8125 North Hayden Road Scottsdale, Arizona 85258	proxy

This proxy is solicited by the Board of Directors of Medicis Pharmaceutical Corporation for use at the Annual Meeting of Stockholders of Medicis Pharmaceutical Corporation to be held on May 23, 2006 (“Annual Meeting”).
This proxy when properly executed will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR’’ all of the nominees for director named in Item 1 and “FOR” Proposals 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Jonah Shacknai and Mark A. Prygocki, Sr., and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
A vote by telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (E.D.T.) on May 22, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/mrx/
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (E.D.T.) on May 22, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote “FOR” all of the nominees for director named in Item 1 and “FOR” Proposals 2 and 3.

1.	Election of Directors: 01 Arthur G. Altschul, Jr. 02 Philip S. Schein, M.D.
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Medicis 2006 Incentive Award Plan

3.	Ratification of the selection of Ernst & Young LLP as independent auditors of Medicis for the fiscal year ending December 31, 2006.

☐	Vote FOR all Nominees except as (marked)	☐	Vote Withheld from all nominees

☐	For	☐	Against	☐	Abstain

☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” EACH PROPOSAL.
Address Change? Mark Box:     ☐     Indicate changes below                                          Date__________________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
CEDE & CO M
THE DEPOSITORY TRUST COMPANY
PO BOX 20
NEW YORK NY 10274-0020